As filed with the Securities and Exchange Commission on October 19, 2010

Registration No. 333-160517

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

RESTAURANT CONCEPTS OF AMERICA INC.
(Name of registrant in its charter)

Nevada	5810	26-3121630
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

4300 Quinlan Park Road, Suite 105
Austin, Texas 78732
Phone: (512) 585-5511
(Address and telephone number of principal executive offices and principal place of business or intended principal place of business)

Incorp. Services, Inc.
375 N. Stephanie Street, Suite 1411
Henderson, Nevada, 89014-8909
(702) 866-2500
 (Name, address and telephone number of agent for service)

Copies to:

David M. Loev		John S. Gillies
The Loev Law Firm, PC		The Loev Law Firm, PC
6300 West Loop South, Suite 280	&	6300 West Loop South, Suite 280
Bellaire, Texas 77401		Bellaire, Texas 77401
Phone: (713) 524-4110		Phone: (713) 524-4110
Fax: (713) 524-4122		Fax: (713) 456-7908

Approximate date of proposed sale to the public:
as soon as practicable after the effective date of this Registration Statement.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company ☑

The Registrant hereby amends its Registration Statement, on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

The registrant hereby amends this registration statement after the effective date of the registration statement, September 25, 2009, so as to be in compliance with Section 10(a)(3) of the Securities Act of 1933, as amended.

PROSPECTUS

RESTAURANT CONCEPTS OF AMERICA INC.

RESALE OF
110,003 SHARES OF COMMON STOCK

The selling stockholders listed on page 35 may offer and sell up to 110,003 shares of our common stock under this Prospectus for their own account.

In October 2009, we obtained quotation for our common stock on the Over-The-Counter Bulletin Board (“OTCBB”) under the symbol RCNC.OB; however, no shares of our common stock have traded to date and there is currently no public market for our common stock.

We had generated only limited revenues through May 31, 2010, had a working capital deficit of $68,938 as of May 31, 2010, and a net loss of $48,334 for the nine months ended May 31, 2010, and have budgeted the need for approximately $500,000 of additional funding during the next 12 months to continue our business operations and expand our operations as planned.  We anticipate the need for approximately $150,000 to $250,000 to construct and implement each restaurant concept which we choose to acquire in the future (as described below).  As such, in the event we raise more than approximately $150,000 to $250,000 in additional funds, but less than $500,000, we will seek to build out at least one corporate owned restaurant concept.

If we are unable to raise adequate working capital for fiscal 2010 and 2011, we will continue to market our services as funding permits and will continue to actively seek out additional funding for the Company’s planned expansion (as described above), but we will be restricted in the implementation of our business plan.

Moving forward, we plan to seek out additional debt and/or equity financing; however, we do not currently have any specific plans to raise such additional financing at this time.   The sale of additional equity securities, if undertaken by the Company and if accomplished, may result in dilution to our shareholders. We cannot assure you, however, that future financing will be available in amounts or on terms acceptable to us, or at all.

A current Prospectus must be in effect at the time of the sale of the shares of common stock discussed above. The selling stockholders will be responsible for any commissions or discounts due to brokers or dealers. We will pay all of the other offering expenses.

Each selling stockholder or dealer selling the common stock is required to deliver a current Prospectus upon the sale. In addition, for the purposes of the Securities Act of 1933, as amended, selling stockholders may be deemed underwriters.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS. WE URGE YOU TO READ THE "RISK FACTORS" SECTION BEGINNING ON PAGE 9, ALONG WITH THE REST OF THIS PROSPECTUS BEFORE YOU MAKE YOUR INVESTMENT DECISION.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE DATE OF THIS PROSPECTUS IS   OCTOBER _, 2010

PART I - INFORMATION REQUIRED IN PROSPECTUS

PROSPECTUS SUMMARY

The following summary highlights material information found in more detail elsewhere in the Prospectus. It does not contain all of the information you should consider. As such, before you decide to buy our common stock, in addition to the following summary, we urge you to carefully read the entire Prospectus, especially the risks of investing in our common stock as discussed under "Risk Factors." In this Prospectus, the terms "we," "us," "our," "Company," and "RCOA" refer to Restaurant Concepts of America Inc., a Nevada corporation.  "Common Stock" refers to the common stock, par value $0.001 per share, of Restaurant Concepts of America Inc.

The Company was incorporated in Nevada on August 1, 2008.  We are currently in the development stage, and plan to operate, funding permitting, as a restaurant holding company specializing in the development and expansion of independent restaurant concepts into multi-unit locations through corporate-owned stores, licensing, and franchising opportunities.  We have not generated any significant revenues to date, nor do we currently have any significant assets.

We believe there are compelling opportunities in the restaurant industry to acquire proven independent restaurant concepts and expand through the opening of corporate-owned stores offering franchise opportunities.  The Company envisions that there will be acquisition opportunities in the sandwich, bakery-cafe, quick-casual, casual dining and family dining segments of the restaurant industry, and the Company hopes to actively pursue acquisitions in such dining segments in the future, funding permitting.  The Company will not, however, actively pursue quick service restaurant (“QSR”), or “fast food” restaurant, opportunities but will evaluate potential QSR acquisitions on a case-by-case basis.

The Company’s business plan anticipates franchising its future concepts once they have been incubated and sufficiently developed to generate interest from potential franchisees, of which there can be no assurance.  The Company plans to weigh the advantages and disadvantages of franchising for any of its future portfolio concepts assuming each concept has been developed through corporate-owned locations, of which there can be no assurance, to a point where franchising is feasible.

The following summary is qualified in its entirety by the detailed information appearing elsewhere in this Prospectus. The securities offered hereby are speculative and involve a high degree of risk. See "Risk Factors."

SUMMARY OF THE OFFERING:

Common Stock Offered:	110,003 shares by selling stockholders

Common Stock Outstanding Before The Offering:	10,110,003 shares

Common Stock Outstanding After The Offering:	10,110,003 shares

Use Of Proceeds:	We will not receive any proceeds from the shares offered by the selling stockholders in this offering.

No Market:
No assurance is provided that a market will be created for our securities in the future, or at all. If in the future a market does exist for our securities, it is likely to be highly illiquid and sporadic.

Need for Additional Financing:
We have generated only limited revenues through May 31, 2010, had a working capital deficit of $68,938 as of May 31, 2010, and a net loss of $48,334 for the nine months ended May 31, 2010, and have budgeted the need for approximately $500,000 of additional funding during the next 12 months to continue our business operations and expand our operations as planned.  If we are unable to raise adequate working capital for fiscal 2010 and 2011, we will continue to market our services as funding permits and will continue to actively seek out additional funding for the Company’s planned expansion (as described above), but we will be restricted in the implementation of our business plan.   If we are unable to raise the additional funding, the value of our securities, if any, would likely become worthless and we may be forced to abandon our business plan.  Even assuming we raise the additional capital we require to continue our business operations, we will require substantial fees and expenses associated with this offering, and we anticipate incurring net losses for the foreseeable future.  Our need for additional funding is described in greater detail below under “Liquidity and Capital Resources”.

Going Concern:
Because of our need for additional funding (as described above), as well as other factors, our independent accountants have issued a going concern opinion as described in greater detail in Note 3 to our audited financial statements filed herewith.

Address:	4300 Quinlan Park Road, Suite 105
Austin, Texas 78732

Telephone Number:	(512) 585-5511

SUMMARY FINANCIAL DATA

You should read the summary financial information presented below as of May 31, 2010 and August 31, 2009, for the three and nine months ended May 31, 2010 and 2009, and for the period from August 1, 2008 (inception) through May 31, 2010. We derived the summary financial information from our unaudited financial statements for the three and nine month periods ended May 31, 2010 and 2009, and from our audited financial statements for the period from August 1, 2008 (inception) through August 31, 2009, appearing elsewhere in this Prospectus. You should read this summary financial information in conjunction with our plan of operation, financial statements and related notes to the financial statements, each appearing elsewhere in this Prospectus.

BALANCE SHEET INFORMATION

	May 31, 2010	August 31, 2009
	(unaudited)

Cash	$90	$2,338
Total assets	$90	$2,338

Total liabilities	$69,028	$30,442

Common stock, $0.001 par value, 100,000,000 shares authorized,
10,110,003 shares issued and outstanding	10,110	10,110
Additional paid-in capital	23,891	16,391
Deficit accumulated during the development stage	(102,939)	(54,605)
Total stockholders’ deficit	(68,938)	(28,104)

Total liabilities and stockholders' deficit	$90	$2,338

STATEMENT OF OPERATIONS INFORMATION

	Nine Months Ended		Three Months Ended		Inception Through
	May 31		May 31		May 31
	2010	2009	2010	2009	2010

Operating expenses
General and administrative	$48,334	$22,394	$8,408	$13,912	$107,939

Loss from operations	(48,334)	(22,394)	(8,408)	(13,912)	(107,939

Other income
Other income	-	-	-	-	5,000

Net loss	$(48,334)	$(22,394)	$(8,408)	$(13,912)	$(102,939

RISK FACTORS

The securities offered herein are highly speculative and should only be purchased by persons who can afford to lose their entire investment in us. You should carefully consider the following risk factors and other information in this Prospectus before deciding to become a holder of our common stock. If any of the following risks actually occur, our business and financial results could be negatively affected to a significant extent.

The Company's business is subject to the following Risk Factors (references to "our," "we," "RCOA" and words of similar meaning in these Risk Factors refer to the Company):

General

WE HAVE FUTURE CAPITAL NEEDS AND WITHOUT ADEQUATE CAPITAL WE MAY BE FORCED TO CEASE OR CURTAIL OUR BUSINESS OPERATIONS.

Our growth and continued operations could be impaired by limitations on our access to capital markets.   Furthermore, we can give no assurances that the limited capital we have raised and the additional capital available to us from our principals, if any, will be adequate for our long-term growth.  If financing is available, it may involve issuing securities senior to our common stock, or equity financings which are dilutive to holders of our common stock.  In addition, in the event we do not raise additional capital from conventional sources, such as our existing investors or commercial banks, there is every likelihood that our growth will be restricted and we may be forced to scale back or curtail implementing our business plan (see also the description of our required capital for fiscal 2010 and 2011 as described below under “Liquidity and Capital Resources”).

Even if we are successful in raising capital in the future, we will likely need to raise additional capital to continue and/or expand our operations.  If we do not raise the additional capital, the value of any investment in our Company may become worthless. In the event we do not raise additional capital from conventional sources, it is likely that we may need to scale back or curtail implementing our business plan.  As of the date of this Prospectus, we have only limited operations and have not generated any significant revenues since the Company’s inception on August 1, 2008.

WE HAVE NOT GENERATED ANY SIGNIFICANT REVENUES SINCE OUR INCEPTION IN AUGUST 2008.

Since the our inception in August 2008, we have yet to generate any significant revenues, and currently have only limited operations, as we are presently in the development stage of our business.  We make no assurances that we will be able to generate any significant revenues in the future and/or that we will be able to gain clients in the future to build our business to the level of revenue generation.

SHAREHOLDERS WHO HOLD UNREGISTERED SHARES OF OUR COMMON STOCK ARE SUBJECT TO RESALE RESTRICTIONS PURSUANT TO RULE 144, DUE TO OUR STATUS AS A “SHELL COMPANY.”

Pursuant to Rule 144 of the Securities Act of 1933, as amended (“Rule 144”), a “shell company” is defined as a company that has no or nominal operations; and, either no or nominal assets; assets consisting solely of cash and cash equivalents; or assets consisting of any amount of cash and cash equivalents and nominal other assets.  Consequently, we are a “shell company” pursuant to Rule 144, and as such, sales of our securities pursuant to Rule 144 are not able to be made until 1) we have ceased to be a “shell company; 2) we are subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and have filed all of our required periodic reports for at least the previous one year period prior to any sale pursuant to Rule 144; and a period of at least twelve months has elapsed from the date “Form 10 information” has been filed with the Commission reflecting the Company’s status as a non-“shell company.”  Because none of our non-registered securities can be sold pursuant to Rule 144, until at least a year after we cease to be a “shell company”, any non-registered securities we sell in the future or issue to consultants or employees, in consideration for services rendered or for any other purpose will have no liquidity until and unless such securities are registered with the Commission and/or until a year after we cease to be a “shell company” and have complied with the other requirements of Rule 144, as described above.  As a result, it may be harder for us to fund our operations and pay our consultants with our securities instead of cash.  Furthermore, it will be harder or us to raise funding through the sale of debt or equity securities unless we agree to register such securities with the Commission, which could cause us to expend additional resources in the future.  Our status as a “shell company” could prevent us from raising additional funds, engaging consultants, and using our securities to pay for any acquisitions (although none are currently planned), which could cause the value of our securities, if any, to decline in value or become worthless.

OUR AUDITORS HAVE RAISED SUBSTANTIAL DOUBT AS TO WHETHER WE CAN CONTINUE AS A GOING CONCERN.

We have generated only limited revenues through May 31, 2010, had a working capital deficit of $68,938 as of May 31, 2010, and a net loss of $48,334 for the nine months ended May 31, 2010.  These factors among others indicate substantial doubt regarding our ability to continue as a going concern, particularly in the event that we cannot obtain additional financing and/or attain profitable operations.  The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty and if we cannot continue as a going concern, your investment could become devalued or even worthless.

THE SUCCESS OF THE COMPANY DEPENDS HEAVILY ON DAVID CHO AND PETE WAINSCOTT AND THEIR INDUSTRY CONTACTS.

The success of the Company will depend on the abilities of David Cho, our President, Chief Executive Officer, and Director, and Pete Wainscott, our Director, to generate business from their existing contacts and relationships within the restaurant industry.  The loss of Mr. Cho or Mr. Wainscott will have a material adverse effect on the business, results of operations (if any) and financial condition of the Company.  In addition, the loss of Mr. Cho or Mr. Wainscott may force the Company to seek a replacement or replacements, who may have less experience, fewer contacts, or less understanding of the Company’s business.  Further, we can make no assurances that we will be able to find a suitable replacement for either Mr. Cho or Mr. Wainscott, which could force the Company to curtail its operations and/or cause any investment in the Company to become worthless.  The Company does not have an employment agreement with Mr. Cho or Mr. Wainscott.

OUR OFFICERS AND DIRECTORS EXERCISE MAJORITY VOTING CONTROL OVER THE COMPANY AND THEREFORE EXERCISE CONTROL OVER CORPORATE DECISIONS INCLUDING THE APPOINTMENT OF NEW DIRECTORS.

David Cho, our President, Chief Executive Officer, and Director, can vote an aggregate of 5,500,000 shares, equal to 54% of our outstanding common stock and Pete Wainscott, our Director can vote an aggregate of 3,500,000 shares, equal to 34% of our outstanding common stock.  Therefore, Mr. Cho and Mr. Wainscott are able to vote an aggregate of 89% of our outstanding shares of common stock and therefore exercise control in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations, the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. Any other shareholders of the Company will be minority shareholders and as such will have little to no say in the direction of the Company and the election of Directors. Additionally, it will be difficult if not impossible for other shareholders to remove Mr. Cho or Mr. Wainscott as Directors of the Company, which will mean they will remain in control of who serves as officers of the Company as well as whether any changes are made in the Board of Directors. As a potential investor in the Company, you should keep in mind that even if you own shares of the Company's common stock and wish to vote them at annual or special shareholder meetings, your shares will likely have little effect on the outcome of corporate decisions.

OUR OFFICERS AND DIRECTORS HAVE OTHER EMPLOYMENT OUTSIDE OF THE COMPANY, AND AS SUCH, MAY NOT BE ABLE TO DEVOTE SUFFICIENT TIME TO OUR OPERATIONS.

David Cho, our President, Chief Executive Officer, and Director is our only employee, and he along with Pete Wainscott, our Director, are our only officers and Directors. Further, Mr. Cho and Mr. Wainscott each currently have employment outside of the Company.  As such, Mr. Cho spends approximately 40 hours per week on Company matters and Mr. Wainscott only spends approximately 5-10 hours per week on Company matters; and as such, they may not be able to devote a sufficient amount of time to our operations.  This may be exacerbated by the fact that Mr. Cho is currently our only officer.  If Mr. Cho and Mr. Wainscott are not able to spend a sufficient amount of their available time on our operations, we may never gain any clients, may not ever generate any significant revenue and/or any investment in the Company could become worthless.

OUR LIMITED OPERATING HISTORY MAKES IT DIFFICULT TO FORECAST OUR FUTURE RESULTS, MAKING ANY INVESTMENT IN US HIGHLY SPECULATIVE.

We have a limited operating history, and our historical financial and operating information is of limited value in predicting our future operating results.  We may not accurately forecast customer behavior and recognize or respond to emerging trends, changing preferences or competitive factors facing us, and, therefore, we may fail to make accurate financial forecasts.  Our current and future expense levels are based largely on our investment plans and estimates of future revenue.  As a result, we may be unable to adjust our spending in a timely manner to compensate for any unexpected revenue shortfall, which could then force us to curtail or cease our business operations.

OUR INDUSTRY IS HIGHLY COMPETITIVE.

The restaurant industry is highly competitive and fragmented. The Company expects competition to intensify in the future. The Company expects to compete with numerous national, regional and local restaurants, restaurant holding companies and restaurant chains, many of which have substantially greater financial, managerial and other resources than those presently available to the Company.  Further, in the event the Company acquires and/or establishes restaurant concepts that can be franchised, the Company will compete with numerous other restaurants for potential franchisees.  Numerous well-established companies are focusing significant resources on building and establishing profitable restaurant concepts that currently compete and will compete with the Company's business in the future.  The Company can make no assurance that it will be able to effectively compete with other restaurant developers or that competitive pressures, including possible downward pressure on the restaurant industry as a whole, will not arise. In the event that the Company cannot effectively compete on a continuing basis or competitive pressures arise, such inability to compete or competitive pressures will have a material adverse effect on the Company’s business, results of operations and financial condition.

OUR GROWTH WILL PLACE A SIGNIFICANT STRAIN ON OUR RESOURCES.

The Company is currently in the development stage, with only limited operations, and is currently seeking out potential restaurant concepts and sources of revenue, and has not generated any significant revenues since inception on August 1, 2008.  The Company's growth, if any, is expected to place a significant strain on the Company's managerial, operational and financial resources as David Cho is our only officer and employee; and the Company will likely continue to have limited employees in the future. Furthermore, assuming the Company is able to acquire and develop successful restaurant concepts, of which there can be no assurance, it will be required to manage multiple relationships with various customers, franchisees and other third parties. These requirements will be exacerbated in the event of further growth of the Company. There can be no assurance that the Company's systems, procedures or controls will be adequate to support the Company's operations or that the Company will be able to achieve the rapid execution necessary to successfully implement its business plan. The Company's future operating results, if any, will also depend on its ability to add additional personnel commensurate with the growth of its business, if any. If the Company is unable to manage growth effectively, the Company's business, results of operations and financial condition will be adversely affected.

OUR ARTICLES OF INCORPORATION, AS AMENDED, AND BYLAWS LIMIT THE LIABILITY OF, AND PROVIDE INDEMNIFICATION FOR, OUR OFFICERS AND DIRECTORS.

Our Articles of Incorporation, as amended, generally limit our officers' and Directors' personal liability to the Company and its stockholders for breach of fiduciary duty as an officer or Director except for breach of the duty of loyalty or acts or omissions not made in good faith or which involve intentional misconduct or a knowing violation of law. Our Articles of Incorporation, as amended, and Bylaws provide indemnification for our officers and Directors to the fullest extent authorized by the Nevada General Corporation Law against all expense, liability, and loss, including attorney's fees, judgments, fines excise taxes or penalties and amounts to be paid in settlement reasonably incurred or suffered by an officer or Director in connection with any action, suit or proceeding, whether civil or criminal, administrative or investigative (hereinafter a "Proceeding") to which the officer or Director is made a party or is threatened to be made a party, or in which the officer or Director is involved by reason of the fact that he is or was an officer or Director of the Company, or is or was serving at the request of the Company as an officer or director of another corporation or of a partnership, joint venture, trust or other enterprise whether the basis of the Proceeding is an alleged action in an official capacity as an officer or Director, or in any other capacity while serving as an officer or Director. Thus, the Company may be prevented from recovering damages for certain alleged errors or omissions by the officers and Directors for liabilities incurred in connection with their good faith acts for the Company.  Such an indemnification payment might deplete the Company's assets. Stockholders who have questions regarding the fiduciary obligations of the officers and Directors of the Company should consult with independent legal counsel. It is the position of the Securities and Exchange Commission that exculpation from and indemnification for liabilities arising under the Securities Act of 1933, as amended, and the rules and regulations thereunder is against public policy and therefore unenforceable.

Risks Relating To the Company’s Securities

WE HAVE NEVER ISSUED CASH DIVIDENDS IN CONNECTION WITH OUR COMMON STOCK AND HAVE NO PLANS TO ISSUE DIVIDENDS IN THE FUTURE.

We have paid no cash dividends on our common stock to date and it is not anticipated that any cash dividends will be paid to holders of our common stock in the foreseeable future.  While our dividend policy will be based on the operating results and capital needs of our business, it is anticipated that any earnings will be retained to finance our future expansion.

INVESTORS MAY FACE SIGNIFICANT RESTRICTIONS ON THE RESALE OF OUR COMMON STOCK DUE TO FEDERAL REGULATIONS OF PENNY STOCKS.

Our common stock will be subject to the requirements of Rule 15(g)9, promulgated under the Securities Exchange Act as long as the price of our common stock is below $5.00 per share. Under such rule, broker-dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements, including a requirement that they make an individualized written suitability determination for the purchaser and receive the purchaser's consent prior to the transaction. The Securities Enforcement Remedies and Penny Stock Reform Act of 1990, also requires additional disclosure in connection with any trades involving a stock defined as a penny stock.

Generally, the Commission defines a penny stock as any equity security not traded on an exchange or quoted on NASDAQ that has a market price of less than $5.00 per share. The required penny stock disclosures include the delivery, prior to any transaction, of a disclosure schedule explaining the penny stock market and the risks associated with it. Such requirements could severely limit the market liquidity of the securities and the ability of purchasers to sell their securities in the secondary market.

In addition, various state securities laws impose restrictions on transferring "penny stocks" and as a result, investors in the common stock may have their ability to sell their shares of the common stock impaired.

SHAREHOLDERS MAY BE DILUTED SIGNIFICANTLY THROUGH OUR EFFORTS TO OBTAIN FINANCING AND SATISFY OBLIGATIONS THROUGH THE ISSUANCE OF ADDITIONAL SHARES OF OUR COMMON STOCK.

We have no committed source of financing. Wherever possible, our Board of Directors will attempt to use non-cash consideration to satisfy obligations. In many instances, we believe that the non-cash consideration will consist of restricted shares of our common stock. Our Board of Directors has authority, without action or vote of the shareholders, to issue all or part of the authorized but unissued shares of common stock. In addition, if a trading market develops for our common stock, we may attempt to raise capital by selling shares of our common stock, possibly at a discount to market. These actions will result in dilution of the ownership interests of existing shareholders, may further dilute common stock book value, and that dilution may be material. Such issuances may also serve to enhance existing management’s ability to maintain control of the Company because the shares may be issued to parties or entities committed to supporting existing management.

STATE SECURITIES LAWS MAY LIMIT SECONDARY TRADING, WHICH MAY RESTRICT THE STATES IN WHICH AND CONDITIONS UNDER WHICH YOU CAN SELL SHARES.

Secondary trading in our common stock may not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock cannot be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted.

BECAUSE WE ARE NOT SUBJECT TO COMPLIANCE WITH RULES REQUIRING THE ADOPTION OF CERTAIN CORPORATE GOVERNANCE MEASURES, OUR STOCKHOLDERS HAVE LIMITED PROTECTIONS AGAINST INTERESTED DIRECTOR TRANSACTIONS, CONFLICTS OF INTEREST AND SIMILAR MATTERS.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and American Stock Exchanges and the Nasdaq Stock Market, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities that are listed on those exchanges or the Nasdaq Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than legally required, we have not yet adopted these measures.

Because our Directors are not independent directors, we do not currently have independent audit or compensation committees. As a result, our Directors have the ability to, among other things, determine their own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest, if any, and similar matters and any potential investors may be reluctant to provide us with funds necessary to expand our operations.

We intend to comply with all corporate governance measures relating to director independence as and when required. However, we may find it very difficult or be unable to attract and retain qualified officers, Directors and members of board committees required to provide for our effective management as a result of the Sarbanes-Oxley Act of 2002. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of Directors and executive officers. The perceived increased personal risk associated with these recent changes may make it more costly or deter qualified individuals from accepting these roles.

WE DO NOT CURRENTLY HAVE A PUBLIC MARKET FOR OUR SECURITIES. IF THERE IS A MARKET FOR OUR SECURITIES IN THE FUTURE, SUCH MARKET MAY BE VOLATILE AND ILLIQUID.

In October 2009, we obtained quotation for our common stock on the Over-The-Counter Bulletin Board (“OTCBB”) under the symbol RCNC.OB.  However, there is currently no public market for our common stock, and we can make no assurances that there will be a public market for our common stock in the future. If there is a market for our common stock in the future, we anticipate that such market would be illiquid and would be subject to wide fluctuations in response to several factors, including, but not limited to:

(1) actual or anticipated variations in our results of operations;

(2) our ability or inability to generate new revenues;

(3) increased competition; and

(4) conditions and trends in the market for restaurants and eateries.

Furthermore, our stock price may be impacted by factors that are unrelated or disproportionate to our operating performance. These market fluctuations, as well as general economic, political and market conditions, such as recessions, interest rates or international currency fluctuations may adversely affect the market price and liquidity of our common stock.

IF WE ARE LATE IN FILING OUR QUARTERLY OR ANNUAL REPORTS WITH THE SEC, WE MAY BE DE-LISTED FROM THE OVER-THE-COUNTER BULLETIN BOARD.

Pursuant to Over-The-Counter Bulletin Board ("OTCBB") rules relating to the timely filing of periodic reports with the SEC, any OTCBB issuer which fails to file a periodic report (Form 10-Q's or 10-K's) by the due date of such report (not withstanding any extension granted to the issuer by the filing of a Form 12b-25), three (3) times during any twenty-four (24) month period is automatically de-listed from the OTCBB. Such removed issuer would not be re-eligible to be listed on the OTCBB for a period of one-year, during which time any subsequent late filing would reset the one-year period of de-listing. If we are late in our filings three times in any twenty-four (24) month period and are de-listed from the OTCBB, our securities may become worthless and we may be forced to curtail or abandon our business plan.

NEVADA LAW AND OUR ARTICLES OF INCORPORATION AUTHORIZE US TO ISSUE SHARES OF STOCK, WHICH SHARES MAY CAUSE SUBSTANTIAL DILUTION TO OUR EXISTING SHAREHOLDERS.

We have authorized capital stock consisting of 100,000,000 shares of common stock, $0.001 par value per share and 10,000,000 shares of preferred stock, $0.001 par value per share. As of the date of this Prospectus, we have 10,110,003 shares of common stock outstanding and no shares of preferred stock issued and outstanding. As a result, our Board of Directors has the ability to issue a large number of additional shares of common stock without shareholder approval, which if issued could cause substantial dilution to our then shareholders.  Additionally, shares of preferred stock may be issued by our Board of Directors without shareholder approval with voting powers, and such preferences and relative, participating, optional or other special rights and powers as determined by our Board of Directors, which may be greater than the shares of common stock currently outstanding.  As a result, shares of preferred stock may be issued by our Board of Directors which cause the holders to have super majority voting power over our shares, provide the holders of the preferred stock the right to convert the shares of preferred stock they hold into shares of our common stock, which may cause substantial dilution to our then common stock shareholders and/or have other rights and preferences greater than those of our common stock shareholders. Investors should keep in mind that the Board of Directors has the authority to issue additional shares of common stock and preferred stock, which could cause substantial dilution to our existing shareholders.  Additionally, the dilutive effect of any preferred stock, which we may issue may be exacerbated given the fact that such preferred stock may have super majority voting rights and/or other rights or preferences which could provide the preferred shareholders with voting control over us subsequent to this Prospectus and/or give those holders the power to prevent or cause a change in control.  As a result, the issuance of shares of common stock and/or Preferred Stock may cause the value of our securities to decrease and/or become worthless.

WE HAVE BEEN CONTACTED IN CONNECTION WITH VARIOUS MERGER AND ACQUISITION OPPORTUNITIES AND MAY CHOOSE TO ENTER INTO A MERGER AND/OR ACQUISITION TRANSACTION IN THE FUTURE.

We have been contacted by parties seeking to merge and/or acquire us. We are also currently in discussions regarding a potential business combination agreement.  While we have no definitive plans to merge with or acquire any entity, in the event that we do enter into a merger and/or acquisition with a separate company in the future, our majority shareholders will likely change and new shares of common or preferred stock could be issued resulting in substantial dilution to our then current shareholders. As a result, our new majority shareholders will likely change the composition of our Board of Directors and replace our current management. The new management will likely change our business focus and we can make no assurances that our new management will be able to properly manage our direction or that this change in our business focus will be successful. If we do enter into a merger or acquisition, and our new management fails to properly manage and direct our operations, we may be forced to scale back or abandon our operations, which will cause the value of our common stock to decline or become worthless. We have not entered into any merger or acquisition agreements as of the date of this Prospectus.

WE INCUR SIGNIFICANT INCREASED COSTS AS A RESULT OF OPERATING AS A FULLY REPORTING COMPANY AS WELL AS IN CONNECTION WITH SECTION 404 OF THE SARBANES OXLEY ACT.

We incur legal, accounting and other expenses in connection with our status as a fully reporting public company. The Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") and rules subsequently implemented by the SEC have imposed various requirements on public companies, including requiring changes in corporate governance practices. As such, our management and other personnel need to devote a substantial amount of time to these compliance initiatives. Moreover, these rules and regulations increase our legal and financial compliance costs and make some activities more time-consuming and costly. The Sarbanes-Oxley Act requires, among other things, that we maintain effective internal controls for financial reporting and disclosure of controls and procedures. In particular, starting as of the end of our fiscal August 31, 2010, year end, we must perform system and process evaluation and testing of our internal controls over financial reporting to allow management to report on the effectiveness of our internal controls over financial reporting. Our testing may reveal deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses. Our compliance with Section 404 and our continued status as a publicly reporting company will require that we incur substantial accounting, legal and filing expenses and expend significant management efforts. We currently do not have an internal audit group, and we may need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge. Moreover, if we are not able to comply with the requirements of Section 404 in a timely manner, the market price of our stock could decline, and we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

USE OF PROCEEDS

We will not receive any proceeds from the resale of already issued and outstanding shares of common stock by the Selling Stockholders which are offered in this Prospectus.

DIVIDEND POLICY

To date, we have not declared or paid any dividends on our outstanding shares. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock. Although we intend to retain our earnings to finance our operations and future growth, our Board of Directors will have discretion to declare and pay dividends in the future. Payment of dividends in the future will depend upon our earnings, capital requirements and other factors, which our Board of Directors may deem relevant.

LEGAL PROCEEDINGS

From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. We are not currently involved in legal proceedings that could reasonably be expected to have a material adverse effect on our business, prospects, financial condition or results of operations. We may become involved in material legal proceedings in the future.

DIRECTORS, EXECUTIVE OFFICERS,
PROMOTERS AND CONTROL PERSONS

The following table sets forth the name, age and position of our Directors and executive officers. There are no other persons who can be classified as a promoter or controlling person of us. Our executive officers and Directors currently serving are as follows:

Name	Age	Position

David Cho	32	President, Chief Executive Officer, Secretary, Treasurer and Director

Pete Wainscott	49	Director

BIOGRAPHICAL INFORMATION

David Cho has served as our President, Chief Executive Officer, Secretary, Treasurer and Director since inception on August 1, 2008.  Mr. Cho is also currently the owner and operator of DSC Classic Subs, a business he has owned since July 2006 that currently owns two Quiznos Sub locations in Austin, Texas.  Prior to this, he was the executive chef of Kenichi, a contemporary Asian cuisine and sushi restaurant in Austin, Texas, from April 2004 to July 2006.  From November 2001 to April 2004, he was the owner and operator of Midori Sushi, a sushi restaurant in Austin, Texas.

Mr. Cho has been in the restaurant business for over 10 years.  He is currently an active member and supporter of Cedar Park Chamber of Commerce, and a member of Marketing Action Team through corporate office of Quiznos.

Pete Wainscott has served as our Director since inception on August 1, 2008.  He is also currently the President and Chief Executive Officer of Reliable Cleaning Service in Austin, Texas, a position he has held since September 1993.  Additionally, he has been the President and Chief Executive Officer of Ivory Slate since June 2005.  From September 1987 to August 1993, he was the owner, Secretary and Treasurer of Fiesta Flowers in Austin, Texas.

Mr. Cho spends approximately 40 hours per week on Company matters and Mr. Wainscott only spends approximately 5-10 hours per week on Company matters.  The Company believes that Mr. Cho and Mr. Wainscott are qualified to serve as Directors of the Company as a result of their past business experience, and previous service as officers and Directors of the Company since the Company’s formation.

Our Directors and any additional Directors we may appoint in the future are elected annually and will hold office until our next annual meeting of the shareholders and until their successors are elected and qualified. Officers will hold their positions at the pleasure of the Board of Directors, absent any employment agreement. Our officers and Directors may receive compensation as determined by us from time to time by vote of the Board of Directors. Such compensation might be in the form of stock options. Directors may be reimbursed by the Company for expenses incurred in attending meetings of the Board of Directors. Vacancies in the Board are filled by majority vote of the remaining Directors.

Family Relationships

There are no family relationships among our Directors or executive officers.

Involvement in Certain Legal Proceedings

Our Directors, executive officers and control persons have not been involved in any of the following events during the past ten years:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences’);

3.
being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4.
being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Independence of Directors

We are not required to have independent members of our Board of Directors, and do not anticipate having independent Directors until such time as we are required to do so.

Committees of the Board

Our Company currently does not have nominating, compensation or audit committees or committees performing similar functions nor does our Company have a written nominating, compensation or audit committee charter. Our Directors believe that it is not necessary to have such committees, at this time, because the functions of such committees can be adequately performed by the Board of Directors.

Our Company does not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for Directors. The Board of Directors believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our Company does not currently have any specific or minimum criteria for the election of nominees to the Board of Directors and we do not have any specific process or procedure for evaluating such nominees. Board of Directors,will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our Board of Directors may do so by directing a written request addressed to our President and Director, at the address appearing on the first page of this Prospectus.

Code of Ethics

We have not adopted a formal Code of Ethics. The Board of Directors, evaluated the business of the Company and the number of employees and determined that since the business is operated by only two persons our President, Chief Executive Officer, Secretary, Treasurer and Director, David Cho, and our Director, Pete Wainscott, general rules of fiduciary duty and federal and state criminal, business conduct and securities laws are adequate ethical guidelines.   In the event our operations, employees and/or Directors expand in the future, we may take actions to adopt a formal Code of Ethics.

EXECUTIVE AND DIRECTOR COMPENSATION

Summary Executive Compensation Table:

Name and principal position (a)	Year ended August 31 (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)		Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
David Cho CEO, President, Secretary, Treasurer and Director	2010	-	-	-		-	-	-	-	-
	2009	-	-	-		-	-	-	-	-
	2008	-	-	550	(1)	-	-	-	-	550

The table above does not include perquisites and other personal benefits in amounts less than 10% of the total annual salary and other compensation.  There have been no changes in the Company’s compensation policy since the end of the Company’s last fiscal year, August 31, 2010.

(1) Represents 5,500,000 restricted shares of common stock issued to David Cho, our President, CEO and Director, which shares were issued to Mr. Cho in consideration for services rendered as the Company’s President, CEO, Secretary and Director, and which were valued at their par value, $0.001 per share, for an aggregate value of $550, pursuant to ASC Topic 718.  The number of shares issued to Mr. Cho in consideration for his services to the Company was determined in the sole discretion of the Board of Directors of the Company (consisting solely of Mr. Cho and Mr. Wainscott) based on the capitalization of the Company, the services rendered by Mr. Cho, the restricted nature of the shares and the fact that no public market existed for the Company’s shares, and the fact that Mr. Cho had agreed to render such services solely in consideration for shares of the Company’s common stock.

Stock Option Grants

We have not granted any stock options since our incorporation.

Employment Agreements

We do not have an employment or consulting agreement with David Cho, our President, Chief Executive Officer, Secretary, Treasurer and Director, or with Pete Wainscott, our Director.

DIRECTOR COMPENSATION

The Table below sets forth the total compensation paid to our non-executive Director for the year ended August 31, 2010.

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)	Total ($) (h)
Pete Wainscott Director	-	-	-	-	-	-	-

The table above does not include perquisites and other personal benefits, or property, unless the aggregate amount of such compensation is more than $10,000.

Compensation Discussion and Analysis

Director Compensation

Our Board of Directors does not currently receive any consideration for their services as members of the Board of Directors.  The Board of Directors reserves the right in the future to award the members of the Board of Directors cash or stock based consideration for their services to the Company, which awards, if granted shall be in the sole determination of the Board of Directors.

Executive Compensation Philosophy

Our Board of Directors determines the compensation given to our executive officers in their sole determination.  As our executive officers currently draw no compensation from us, we do not currently have any executive compensation program in place.  Our Board of Directors also reserves the right to pay our executives a salary, and/or issue them shares of common stock issued in consideration for services rendered and/or to award incentive bonuses which are linked to our performance, as well as to the individual executive officer’s performance.  This package may also include long-term stock based compensation to certain executives which is intended to align the performance of our executives with our long-term business strategies.  Additionally, while our Board of Directors has not granted any performance base stock options to date, the Board of Directors reserves the right to grant such options in the future, if the Board in its sole determination believes such grants would be in the best interests of the Company.   We do not currently anticipate paying any cash compensation to our officers until such time as we generate revenues sufficient to support our operations and planned business activities, if ever.

Incentive Bonus

The Board of Directors may grant incentive bonuses to our executive officers in its sole discretion, if the Board of Directors believes such bonuses are in the Company’s best interest, after analyzing our current business objectives and growth, if any, and the amount of revenue we are able to generate each month, which revenue is a direct result of the actions and ability of such executives.

Long-term, Stock Based Compensation

In order to attract, retain and motivate executive talent necessary to support the Company’s long-term business strategy we may award certain executives with long-term, stock-based compensation in the future, in the sole discretion of our Board of Directors, which we do not currently have any immediate plans to award.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table presents certain information regarding the beneficial ownership of all shares of common stock as of October 12, 2010 by (i) each person who owns beneficially more than five percent (5%) of the outstanding shares of common stock based on 10,110,003 shares outstanding as of October 12, 2010, (ii) each of our Directors, (iii) each named executive officer and (iv) all Directors and officers as a group. Except as otherwise indicated, all shares are owned directly.

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percentage Beneficially Owned
David Cho President, Chief Executive Officer, Secretary, Treasurer and Director 4300 Quinlan Park Road, Suite 105 Austin, Texas 78732	5,500,000	54.4%
Pete Wainscott Director 4300 Quinlan Park Road, Suite 105 Austin, Texas 78732	3,500,000	34.6%
David Loev 6300 West Loop South, Suite 280 Bellaire, Texas 77401	1,000,000	9.9%
All Officers and Directors as a Group (2 individuals)	9,000,000	89.0%

The number of shares of common stock owned are those "beneficially owned" as determined in accordance with Rule 13d-3 of the Exchange Act of 1934, as amended, including any shares of common stock as to which a person has sole or shared voting or investment power and any shares of common stock which the person has the right to acquire within sixty (60) days through the exercise of any option, warrant or right.

INTEREST OF NAMED EXPERTS AND COUNSEL

This Post-Effective Form S-1 Registration Statement was prepared by our counsel, The Loev Law Firm, PC.  The financial statements attached hereto were audited by LBB & Associates Ltd., LLP (“LBB”).  David M. Loev, the manager of The Loev Law Firm, PC, beneficially owns 1,000,000 shares of our common stock (the “Loev Shares”).  Other than the Loev Shares, neither David M. Loev, The Loev Law Firm, PC nor LBB, has any interest contingent or otherwise in Restaurant Concepts of America Inc.

EXPERTS

The financial statements of the Company as of August 31, 2009, included in this Prospectus, have been audited by LBB, our independent registered public accounting firm, as stated in their report appearing herein and have been so included in reliance upon the reports of such firm, given upon their authority as experts in accounting and auditing.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Nevada Revised Statutes and our Articles of Incorporation, as amended, allow us to indemnify our officers and Directors from certain liabilities and our Bylaws state that we shall indemnify every (i) present or former Director, advisory Director or officer of us, (ii) any person who while serving in any of the capacities referred to in clause (i) served at our request as a Director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, and (iii) any person nominated or designated by (or pursuant to authority granted by) the Board of Directors or any committee thereof to serve in any of the capacities referred to in clauses (i) or (ii) (each an “Indemnitee”).

Our Bylaws provide that we shall indemnify an Indemnitee against all judgments, penalties (including excise and similar taxes), fines, amounts paid in settlement and reasonable expenses actually incurred by the Indemnitee in connection with any proceeding in which he was, is or is threatened to be named as a defendant or respondent, or in which he was or is a witness without being named a defendant or respondent, by reason, in whole or in part, of his serving or having served, or having been nominated or designated to serve, if it is determined that the Indemnitee (a) conducted himself in good faith, (b) reasonably believed, in the case of conduct in his Official Capacity, that his conduct was in our best interests and, in all other cases, that his conduct was at least not opposed to our best interests, and (c) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful; provided, however, that in the event that an Indemnitee is found liable to us or is found liable on the basis that personal benefit was improperly received by the Indemnitee, the indemnification (i) is limited to reasonable expenses actually incurred by the Indemnitee in connection with the Proceeding and (ii) shall not be made in respect of any Proceeding in which the Indemnitee shall have been found liable for willful or intentional misconduct in the performance of his duty to us.

Except as provided above, the Bylaws provide that no indemnification shall be made in respect to any proceeding in which such Indemnitee has been (a) found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the Indemnitee's official capacity, or (b) found liable to us.  The termination of any proceeding by judgment, order, settlement or conviction, or on a plea of nolo contendere or its equivalent, is not of itself determinative that the Indemnitee did not meet the requirements set forth in clauses (a) or (b) above.  An Indemnitee shall be deemed to have been found liable in respect of any claim, issue or matter only after the Indemnitee shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom.  Reasonable expenses shall, include, without limitation, all court costs and all fees and disbursements of attorneys’ fees for the Indemnitee.  The indemnification provided shall be applicable whether or not negligence or gross negligence of the Indemnitee is alleged or proven.

Neither our Bylaws nor our Articles of Incorporation include any specific indemnification provisions for our officer or Directors against liability under the Securities Act of 1933, as amended. Additionally, insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

FORWARD LOOKING STATEMENTS

This Form S-1, including disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements which include words such as "anticipates", "believes", "expects", "intends", "forecasts", "plans", "future", "strategy" or words of similar meaning, are subject to risks and uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. You should not unduly rely on these statements. Forward-looking statements involve assumptions and describe our plans, strategies, and expectations. You can generally identify a forward-looking statement by words such as may, will, should, expect, anticipate, estimate, believe, intend, contemplate or project. Factors, risks, and uncertainties that could cause actual results to differ materially from those in the forward-looking statements include those risks set forth under “Risk Factors.”

With respect to any forward-looking statement that includes a statement of its underlying assumptions or basis, we caution that, while we believe such assumptions or basis to be reasonable and have formed them in good faith, assumed facts or basis almost always vary from actual results, and the differences between assumed facts or basis and actual results can be material depending on the circumstances. When, in any forward-looking statement, we or our management express an expectation or belief as to future results, that expectation or belief is expressed in good faith and is believed to have a reasonable basis, but there can be no assurance that the stated expectation or belief will result or be achieved or accomplished. All subsequent written and oral forward-looking statements attributable to us, or anyone acting on our behalf, are expressly qualified in their entirety by the cautionary statements. Except as required by applicable law, including the securities laws of the United States and/or if the existing disclosure fundamentally or materially changes, we do not undertake any obligation to publicly release any revisions to any forward-looking statements to reflect events or circumstances after the date of this Prospectus or to reflect unanticipated events that may occur.

DESCRIPTION OF BUSINESS

Overview

The Company was incorporated in Nevada in August 2008.  We are currently a development stage company and plan to operate as a restaurant holding company specializing in the development and expansion of proven independent restaurant concepts into multi-unit locations through corporate-owned stores, licensing, and franchising opportunities, funding permitting.  We have not generated any significant revenues to date, nor do we currently have any significant assets.  Our mailing address is 4300 Quinlan Park Road, Suite 105, Austin, Texas 78732, our telephone number is (512) 585-5511 and our fax number is (512) 331-5896.

Business Overview

We believe there are compelling opportunities in the restaurant industry to acquire proven independent restaurant concepts and expand through the opening of corporate-owned stores offering franchise opportunities.  The Company envisions that there will be acquisition opportunities in the sandwich, bakery-cafe, quick-casual, casual dining and family dining segments of the restaurant industry, and the Company hopes to actively pursue acquisitions in such dining segments in the future, funding permitting.  The Company will not, however, actively pursue quick service restaurant (“QSR”), or “fast food” restaurant opportunities, but will evaluate potential QSR acquisitions on a case-by-case basis.

The Company believes that the ideal independent restaurant concept acquisition candidate has the following characteristics:

•	Average unit volumes (“AUVs”) higher than comparable concepts within its segment;
•	Unit build-out costs which are less than the AUV’s historically generated by the concept;
•	Unit-level earnings before interest, taxes, depreciation, amortization and rent (“EBITDAR”) that is higher than comparable concepts within its segment;
•	Prime costs, equal to food and variable labor costs, that are lower than comparable concepts within its segment;
•	A strong presence in a desirable demographic marketing area (“DMA”) that can act as a strong foundation from which to grow; and
•	Appeal across multiple day-parts (i.e. breakfast, lunch and dinner).

The Company’s current business plan anticipates franchising its future concepts once they have been incubated and sufficiently developed to generate interest from potential franchisees, of which there can be no assurance.  The Company plans to weigh the advantages and disadvantages of franchising for any of its future portfolio concepts assuming each concept has been developed through corporate-owned locations, of which there can be no assurance, to a point where franchising is feasible.  It is important to note that we have had no discussions pertaining to any acquisitions and none have been identified to date.  Furthermore, we do not currently have sufficient cash on hand to complete any acquisitions, in the event any are located, and will need to raise significant additional capital in the future to complete any proposed acquisitions.  The Company offers no assurances that it will complete any acquisitions in the future.

The Company believes that franchising typically provides the most cost-effective way to rapidly expand successful concepts by mitigating the risk involved with new concepts and providing a steady stream of cash flow to the franchisor in the form of royalty payments.  Our management typically sees royalty payments of 3% to 6% of gross restaurant revenue, which are not affected by cost increases at the franchisee level.  In fact, based on the Company’s discussions with various finance groups and private equity firms, the revenue stream from franchisee royalty payments to the franchisor is predictable and steady enough that many restaurant concept buyouts are being financed through securitization of future royalty payments from the concept’s franchisees, a trend that the Company can make no assurances will continue in the future.

The Company plans to weigh the advantages and disadvantages of franchising for each of future portfolio concepts (if any) once such concept has been developed through corporate-owned locations to a point where franchising is feasible, of which there can be no assurance.  It is important to note that we have had no discussions pertaining to any acquisitions and none have been identified to date.  Additionally, the Company offers no assurances that it will complete any acquisitions in the future.

On or around August 4, 2009, the Company entered into a Consulting Agreement with Restaurant Growth Partners (“Restaurant Growth” and the “Consulting Agreement”).  Pursuant to the Consulting Agreement, Restaurant Growth agreed to retain our services for a term of three months.  We agreed to perform services for Restaurant Growth as an independent contractor including: making recommendations of prospective acquisition targets for Restaurant Growth; analyzing any such prospective targets; providing consultation on new concept development; assistance with preparing presentation materials to potential targets or funding sources; and assistance with the preparation of operational and marketing plans, and other consulting services as requested by Restaurant Growth from time to time.

Pursuant to the Consulting Agreement, Restaurant Growth paid us a $5,000 non-refundable retainer fee for the entire three month term of the Consulting Agreement.  The Consulting Agreement has since expired and the Company does not anticipate receiving any additional consideration in connection with the Consulting Agreement moving forward.

We have been contacted by parties seeking to merge and/or acquire us. We are also currently in discussions regarding a potential business combination agreement.  While we have no definitive plans to merge with or acquire any entity, in the event that we do enter into a merger and/or acquisition with a separate company in the future, our majority shareholders will likely change and new shares of common or preferred stock could be issued resulting in substantial dilution to our then current shareholders. As a result, our new majority shareholders will likely change the composition of our Board of Directors and replace our current management. The new management will likely change our business focus and we can make no assurances that our new management will be able to properly manage our direction or that this change in our business focus will be successful. If we do enter into a merger or acquisition, and our new management fails to properly manage and direct our operations, we may be forced to scale back or abandon our operations, which will cause the value of our common stock to decline or become worthless. We have not entered into any merger or acquisition agreements as of the date of this Prospectus.

Industry Trends

According to rankings in Restaurants and Institutions Magazine’s 43rd annual “Top 400” chains, the combined revenue of the 400 largest US-based restaurant chains was $277.2 billion in 2006, representing a 6.8% increase over 2005.”

Intellectual Property

The Company does not own any patents, licenses or copyrights related to its business.

Competition

The restaurant industry is highly competitive and fragmented. The Company expects competition to intensify in the future. The Company expects to compete with numerous national, regional and local restaurants, restaurant holding companies and restaurant chains, many of which have substantially greater financial, managerial and other resources than those presently available to the Company.  Further, in the event the Company acquires and/or establishes restaurant concepts that can be franchised, the Company will compete with numerous other restaurants for potential franchisees.  Numerous well-established companies are focusing significant resources on building and establishing profitable restaurant concepts that currently compete and will compete with the Company's business in the future.  The Company can make no assurance that it will be able to effectively compete with other restaurant developers or that competitive pressures, including possible downward pressure on the restaurant industry as a whole, will not arise. In the event that the Company cannot effectively compete on a continuing basis or competitive pressures arise, such inability to compete or competitive pressures will have a material adverse effect on the Company’s business, results of operations and financial condition.

The Company's primary focus will be restaurant concepts included in the market segment "Fast Casual" or "Convenient Casual" dining.  Fast Casual and Convenient Casual concepts are defined by several characteristics including walk up counter service, quality product offerings and upgraded atmospheres.  Competitors in the Fast Casual and/or Convenient Casual segments include among other businesses, many deli's and bakery cafes similar to La Madeleine, Atlanta Bread Company, and Panera Bread.

Employees

As of the date of this Prospectus, David Cho, our President, Chief Executive Officer and Director, is our only full-time employee.  Mr. Cho spends approximately 40 hours per week on Company matters.  Pete Wainscott works for the Company only in his capacity as Director and spends approximately 5-10 hours per week on Company matters.  The Company has no other employees or contactors.

Description of Property

David Cho, our President, Chief Executive Officer, and Director, currently supplies the Company the use of office space from his business office, free of charge.  The office space encompasses approximately 100 square feet.  Neither the Company nor Mr. Cho currently has any plans of seeking alternative arrangements for the Company’s office space and/or changing the terms of the Company’s use of such office space.

Blank Check Company Issues

Rule 419 of the Securities Act of 1933, as amended (the “Act”) governs offerings by “blank check companies.”  Rule 419 defines a “blank check company” as a development stage company that has no specific business plan or purpose or has indicated that its business plan is solely to engage in a merger or acquisition with an unidentified company or companies, or other entity or person; and issuing “penny stock,” as defined in Rule 3a51-1 under the Securities Exchange Act of 1934, as amended.

Our management believes that the Company does not meet the definition of a “blank check company,” because, while we are in the development stage, we do have a specific business plan and purpose as described above, and our current purpose is not solely to engage in a merger or acquisition, and as such, we should not therefore be characterized as a “blank check company.”

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our financial statements.

COMPARISON OF OPERATING RESULTS

FOR THE YEAR ENDED AUGUST 31, 2009 AND FOR THE PERIOD FROM AUGUST 1, 2008 (INCEPTION) THROUGH AUGUST 31, 2008

We had no revenues for the year ended August 31, 2009 or for the period from August 1, 2008 (Inception) through August 31, 2008.  The Company is currently in the development stage of its business development and has had only limited operations to date.

We had operating expenses consisting entirely of general and administrative expenses of $39,305 for the year ended August 31, 2009, compared to expenses of $20,300 for the period from August 1, 2008 (Inception) through August 31, 2008, an increase in expenses of $19,005 or 93.6% from the prior period.  The general and administrative expenses are mainly attributable to professional fees, including legal and auditing fees in connection with the preparation of the Company’s Private Placement Memorandum, the audited financial statements contained therein and our corporate formation.  General and administrative expenses increased mainly due to the fact that general and administrative expenses for the year ended August 31, 2009, included expenses for an entire twelve months, whereas expenses for the period from August 1, 2008 (Inception) to August 31, 2008, only included expenses for approximately one month.

We had other income of $5,000 for the year ended August 31, 2009, due to the Company’s Consulting Agreement with Restaurant Growth, as described above, which has since been terminated, compared to no other income for the period from August 1, 2008 (Inception) until August 31, 2008.

We had a net loss of $34,305 for the year ended August 31, 2009, compared to a net loss of $20,300 for the period from August 1, 2008 (Inception) through August 31, 2008, an increase in net loss of $14,005 or 69.0% from the prior period. The increase in net loss was mainly the result of the $19,005 or 93.6% increase in general and administrative expenses offset by the $5,000 increase in other income for the year ended August 31, 2009, compared to the period from August 1, 2008 (Inception) through August 31, 2008.

FOR THE THREE MONTHS ENDED MAY 31, 2010 COMPARED TO THE THREE MONTHS ENDED MAY 31, 2009

We had no revenues for the three months ended May 31, 2010 or for the three months ended May 31, 2009.  The Company is currently in the development stage of its business development and has had only limited operations to date.

We had operating expenses consisting entirely of general and administrative expenses of $8,408 for the three months ended May 31, 2010, compared to general and administrative expenses of $13,912 for the three months ended May 31, 2009, a decrease in total expenses of $5,504 or 39% from the prior period.  The general and administrative expenses were mainly attributable to professional fees, including legal and accounting fees, and filing fees in connection with the Company’s ongoing public company reporting obligations. General and administrative expenses decreased for the three months ended May 31, 2010, compared to the three months ended May 31, 2009, due to decreased legal and accounting fees for the three months ended May 31, 2010, compared to certain one-time legal and accounting fees during the three months ended May 31, 2009, in connection with the preparation of the Company's Private Placement Memorandum, and the audited and unaudited financial statements contained therein.

We had a net loss of $8,408 for the three months ended May 31, 2010, compared to a net loss of $13,912 for the three months ended May 31, 2009, a decrease in net loss of $5,504 or 39% from the prior period. Net loss decreased mainly due to the decrease in general and administrative expenses.

FOR THE NINE MONTHS ENDED MAY 31, 2010 COMPARED TO THE NINE MONTHS ENDED MAY 31, 2009

We had no revenues for the nine months ended May 31, 2010 or for the nine months ended May 31, 2009.  The Company is currently in the development stage of its business development and has had only limited operations to date.

We had operating expenses consisting entirely of general and administrative expenses of $48,334 for the nine months ended May 31, 2010, compared to general and administrative expenses of $22,394 for the nine months ended May 31, 2009, an increase in total expenses of $25,940 or 115% from the prior period.  The general and administrative expenses were mainly attributable to professional fees, including legal and accounting fees, and filing fees in connection with the Company’s ongoing public company reporting obligations and transfer agent expenses associated with the Company’s entry into an agreement with Island Stock Transfer (“Island”) to serve as the Company’s transfer agent, which included the requirement to pay Island $7,500 and issue Island 50,000 shares of the Company’s common stock (however the Company subsequently agreed to pay Island $7,500 in lieu of issuing Island the shares of common stock). General and administrative expenses increased for the nine months ended May 31, 2010, compared to the nine months ended May 31, 2009, due to the fact that we were not a publicly reporting company during the nine months ended May 31, 2009, as we were for the nine months ended May 31, 2010, and therefore did not have the increased expenses associated with such reporting and filing obligations.

We had a net loss of $48,334 for the nine months ended May 31, 2010, compared to a net loss of $22,394 for the nine months ended May 31, 2009, an increase in net loss of $25,940 or 115% from the prior period. Net loss increased mainly due to the one-time expenses associated with our entry into the agreement with Island, as well as additional expenses associated with our status as a reporting company with the SEC, for the nine months ended May 31, 2010, compared to the nine months ended May 31, 2009, when we had limited operations and no filing requirements with the SEC.

LIQUIDITY AND CAPITAL RESOURCES

We had total assets, consisting solely of cash of $90 as of May 31, 2010.

We had total liabilities consisting solely of current liabilities of $69,028 as of May 31, 2010, which included $48,478 of accounts payable in connection with legal, accounting and auditing fees (which included $15,000 of expenses associated with the Island agreement, including $7,500 in cash and $7,500 representing the value of the 50,000 restricted shares of common stock that the Company agreed to issue to Island, as described above) (however the Company subsequently agreed to pay Island $7,500 in lieu of issuing Island the shares of common stock) and $20,550 of loan payable to related party, which amount was due to the Company’s President and Chief Executive Officer, David Cho (as described below).

We had negative working capital of $68,938 and a total accumulated deficit of $102,939 as of May 31, 2010.

We had net cash used in operating activities of $12,648 for the nine months ended May 31, 2010, which was due to $48,334 of net loss offset by $28,186 of accounts payable and accrued expenses, and $7,500 of common stock issued for services, representing the value of the 50,000 restricted shares of common stock due to Island (as described above, which shares have not been issued to date, and which shares the Company does not currently anticipate issuing, as described above).

We had net cash provided from financing activities of $10,400 for the nine months ended May 31, 2010, which represented funds loaned to the Company by Mr. Cho in December 2009 and March 2010, as described in greater detail below.

On or around October 7, 2008, the Company entered into a $10,150 Promissory Note with its President, Chief Executive Officer and Director, David Cho, to evidence amounts loaned to the Company by Mr. Cho.  The Promissory Note bears interest at the rate of eight percent (8%) per annum and was due and payable on October 7, 2009. Prior to the maturity date of the Promissory Note, Mr. Cho previously agreed to extend the due date of such Promissory Note for an additional year to October 7, 2010, and has agreed to further extend such Promissory Note until May 31, 2010.

On December 21, 2009, the Company entered into a $5,000 Promissory Note with its President, Chief Executive Officer and Director, David Cho, to evidence amounts loaned to the Company by Mr. Cho.  The Promissory Note bears interest at the rate of eight percent (8%) per annum and is due and payable on December 21, 2010.

On March 17, 2010, the Company entered into a $3,000 Promissory Note with Mr. Cho, to evidence amounts loaned to the Company by Mr. Cho.  The Promissory Note bears interest at the rate of eight percent (8%) per annum and is due and payable on March 17, 2011.

On March 31, 2010, the Company entered into a $1,200 Promissory Note with Mr. Cho, to evidence amounts loaned to the Company by Mr. Cho.  The Promissory Note bears interest at the rate of eight percent (8%) per annum and is due and payable on March 31, 2011.

Also during the period ended May 31, 2010, Mr. Cho advanced another $1,200 to the Company.

The Company estimates the need for approximately $500,000 of additional funding during the next 12 months to continue its business operations and expand its operations as planned (i.e., by building out corporate owned restaurant concepts in and around Texas), which amount does not include any funds we will require to repay Mr. Cho’s promissory notes (as described above) and we can provide no assurances that such funding can be raised on favorable terms, if at all.  We anticipate the need for approximately $150,000 to $250,000 to construct and implement each restaurant concept which we choose to acquire in the future.  As such, in the event we raise more than approximately $150,000 to $250,000 in additional funds, but less than $500,000, we will seek to build out at least one corporate owned restaurant concept.

If we are unable to raise adequate working capital for fiscal 2010 and 2011, we will continue to market our services as funding permits and will continue to actively seek out additional funding for the Company’s planned expansion (as described above), but we will be restricted in the implementation of our business plan.

Moving forward, we plan to seek out additional debt and/or equity financing; however, we do not currently have any specific plans to raise such additional financing at this time.   The sale of additional equity securities, if undertaken by the Company and if accomplished, may result in dilution to our shareholders. We cannot assure you, however, that future financing will be available in amounts or on terms acceptable to us, or at all.

Additionally, we have been contacted by parties seeking to merge and/or acquire us. We are also currently in discussions regarding a potential business combination agreement.  While we have no definitive plans to merge with or acquire any entity, in the event that we do enter into a merger and/or acquisition with a separate company in the future, our majority shareholders will likely change and new shares of common or preferred stock could be issued resulting in substantial dilution to our then current shareholders. As a result, our new majority shareholders will likely change the composition of our Board of Directors and replace our current management. The new management will likely change our business focus and we can make no assurances that our new management will be able to properly manage our direction or that this change in our business focus will be successful.

Critical Accounting Policies:

Development Stage Policy

The Company complies with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 915-205 “Development Stage Entities” in its characterization of the Company as a development stage enterprise.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the balance sheet.  Actual results could differ from those estimates.

Revenue Recognition

Revenue from restaurant sales will be recognized when food and beverage products are sold. Revenues from the sales of franchises are recognized as income when substantially all of our material obligations under the franchise agreement have been performed. Continuing royalties, which are anticipated to be a percentage of net sales of franchised restaurants, will be accrued as income when earned. Sales taxes collected from customers and remitted to governmental authorities will be presented on a net basis within net sales.

Basic Loss Per Share

Basic loss per share has been calculated based on the weighted average number of shares of common stock outstanding during the period.

Share-Based Payment

The Company accounts for employee and non-employee stock awards under ASC Topic 718, whereby equity instruments issued to employees for services are recorded based on the fair value of the instrument issued and those issued to non-employees are recorded based on the fair value of the consideration received or the fair value of the equity instrument, whichever is more reliably measurable.

Income Taxes

The Company has adopted ASC Topic 740 “Income Taxes.” This standard requires the use of an asset and liability approach for financial accounting, and reporting on income taxes. If it is more likely then not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized.

The asset and liability approach is used to account for income taxes by recognizing deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities.  The Company records a valuation allowance to reduce any deferred tax assets to the amount that is more likely than not to be realized.

Fair Value of Financial Instruments

The amounts reported in the balance sheets for cash, accounts payable and accrued expenses, and advances from shareholders are short-term in nature and their carrying values approximate fair values.

CONTROLS AND PROCEDURES

(a)           Evaluation of disclosure controls and procedures. Our Chief Executive Officer and Principal Financial Officer, after evaluating the effectiveness of our "disclosure controls and procedures" (as defined in the Securities Exchange Act of 1934 Rules 13a-15(e) and 15d-15(e)) as of May 31, 2010 (the "Evaluation Date"), has concluded that as of the Evaluation Date, our disclosure controls and procedures were effective to provide reasonable assurance that information we are required to disclose in reports that we file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Securities and Exchange Commission rules and forms, and that such information is accumulated and communicated to our management, including our Chief Executive Officer and Chief Financial Officer, as appropriate, to allow timely decisions regarding required disclosure.

(b)           Our last annual report on Form 10-K for the annual period ended August 31, 2009, did not include a report of management's assessment regarding internal control over financial reporting or an attestation report of the Company's registered public accounting firm due to a transition period established by rules of the Securities and Exchange Commission for newly public companies.

(c)           Changes in internal control over financial reporting. There were no changes in our internal control over financial reporting during our most recent fiscal quarter that materially affected, or were reasonably likely to materially affect, our internal control over financial reporting.

CERTAIN RELATIONSHIPS AND
RELATED TRANSACTIONS

In August 2008, in connection with the Company’s formation, we issued an aggregate of 10,000,000 shares of our common stock, including 5,500,000 shares to David Cho, our President, Chief Executive Officer, and Director, in connection with his services to us as President, Chief Executive Officer, and Director, 3,500,000 shares to Pete Wainscott, our Director, in consideration for his services to us as our Director and 1,000,000 shares to our legal counsel, David M. Loev, in consideration with services rendered in connection with our formation.

On or around October 7, 2008, the Company entered into a $10,150 Promissory Note with its President, Chief Executive Officer, and Director, David Cho, to evidence amounts loaned to the Company by Mr. Cho.  The Promissory Note bears interest at the rate of eight percent (8%) and was due and payable on October 7, 2009.  Prior to the maturity date of the Promissory Note, Mr. Cho agreed to extend the due date of such Promissory Note for an additional year to October 7, 2010, and further extended the due date of such note to May 31, 2010.

On December 21, 2009, the Company entered into a $5,000 Promissory Note with its President, Chief Executive Officer and Director, David Cho, to evidence amounts loaned to the Company by Mr. Cho.  The Promissory Note bears interest at the rate of eight percent (8%) per annum and is due and payable on December 21, 2010.

On March 17, 2010, the Company entered into a $3,000 Promissory Note with Mr. Cho, to evidence amounts loaned to the Company by Mr. Cho.  The Promissory Note bears interest at the rate of eight percent (8%) per annum and is due and payable on March 17, 2011.

On March 31, 2010, the Company entered into a $1,200 Promissory Note with Mr. Cho, to evidence amounts loaned to the Company by Mr. Cho.  The Promissory Note bears interest at the rate of eight percent (8%) per annum and is due and payable on March 31, 2011.

Also during the period ended May 31, 2010, Mr. Cho advanced another $1,200 to the Company.  The Promissory Note bears interest at the rate of eight percent (8%) per annum and is due and payable on April 31, 2011.

David Cho, our President, Chief Executive Officer, and Director currently supplies the Company the use of office space from his business office, free of charge.  The office space encompasses approximately 100 square feet.  Neither the Company nor Mr. Cho currently has any plans of seeking alternative arrangements for the Company’s office space and/or changing the terms of the Company’s use of such office space.

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officers, Directors and significant stockholders.  However, all of the transactions described above were approved and ratified by Directors.  In connection with the approval of the transactions described above, our Directors, took into account several factors, including their fiduciary duties to the Company; the relationships of the related parties described above to the Company; the material facts underlying each transaction; the anticipated benefits to the Company and related costs associated with such benefits; whether comparable products or services were available; and the terms the Company could receive from an unrelated third party.

We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional Directors, so that such transactions will be subject to the review, approval or ratification of our Board of Directors, or an appropriate committee thereof.   On a moving forward basis, our Directors will continue to approve any related party transaction based on the criteria set forth above.

CORPORATE GOVERNANCE

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the Securities and Exchange Commission (the “SEC”) and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations. The Company has not formally adopted a written code of business conduct and ethics that governs the Company’s employees, officers and Directors as the Company is not required to do so.

In lieu of an Audit Committee, the Company’s Board of Directors is responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company's financial statements and other services provided by the Company’s independent public accountants. The Board of Directors reviews the Company's internal accounting controls, practices and policies.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
ACCOUNTING AND FINANCIAL DISCLOSURE

None.

MARKET FOR REGISTRANT’S COMMON EQUITY

In October 2009, we obtained quotation for our common stock on the Over-The-Counter Bulletin Board (“OTCBB”) under the symbol RCNC.OB; however, no shares of our common stock have traded to date and there is currently no public market for our common stock.

The Company's common stock is considered a "penny stock" as defined in the Commission's rules promulgated under the Exchange Act. The Commission's rules regarding penny stocks impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally persons with net worth in excess of $1,000,000 or an annual income exceeding $200,000 or $300,000 jointly with their spouse). For transactions covered by the rules, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Thus the Rules affect the ability of broker-dealers to sell the Company's shares should they wish to do so because of the adverse effect that the Rules have upon liquidity of penny stocks. Unless the transaction is exempt under the Rules, under the Securities Enforcement Remedies and Penny Stock Reform Act of 1990, broker-dealers effecting customer transactions in penny stocks are required to provide their customers with (i) a risk disclosure document; (ii) disclosure of current bid and ask quotations if any; (iii) disclosure of the compensation of the broker-dealer and its sales personnel in the transaction; and (iv) monthly account statements showing the market value of each penny stock held in the customer's account. As a result of the penny stock rules, the market liquidity for the Company's securities may be severely adversely affected by limiting the ability of broker-dealers to sell the Company's securities and the ability of purchasers of the securities to resell them.

DESCRIPTION OF CAPITAL STOCK

We have authorized capital stock consisting of 100,000,000 shares of common stock, $0.001 par value per share (“Common Stock”) and 10,000,000 shares of preferred stock, $0.001 par value per share (“Preferred Stock”).

Common Stock

The holders of outstanding shares of Common Stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine.  Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders.  There is no cumulative voting of the election of directors then standing for election.  The Common Stock is not entitled to pre-emptive rights and is not subject to conversion or redemption.  Upon liquidation, dissolution or winding up of our company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the Common Stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors.  Each outstanding share of Common Stock is, and all shares of Common Stock to be outstanding upon completion of this Offering will upon payment therefore be, duly and validly issued, fully paid and non-assessable.

Preferred Stock

Shares of Preferred Stock may be issued from time to time in one or more series, each of which shall have such distinctive designation or title as shall be determined by our Board of Directors (“Board of Directors”) prior to the issuance of any shares thereof.  Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof.  The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of our capital stock entitled to vote generally in the election of the directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

Options, Warrants and Convertible Securities

We have no options, warrants or other convertible securities outstanding.

SHARES AVAILABLE FOR FUTURE SALE

Future sales of substantial amounts of our common stock could adversely affect market prices prevailing from time to time, and could impair our ability to raise capital through the sale of equity securities.

Upon the date of this Prospectus, there are 10,110,003 shares of common stock issued and outstanding. Upon the effectiveness of this Registration Statement, 110,003 shares of common stock to be resold pursuant to this Prospectus will be eligible for immediate resale in the public market if and when any market for the common stock develops.  The remaining 10,000,000 shares of our currently issued and outstanding common stock which are not being registered pursuant to this Registration Statement will constitute “restricted securities” as that term is defined by Rule 144 of the Act and bear appropriate legends, restricting transferability.  The Company may also raise capital in the future by issued issuing additional restricted shares to investors.

Restricted securities may not be sold except pursuant to an effective registration statement filed by us or an applicable exemption from registration, including an exemption under Rule 144 promulgated under the Act.

Pursuant to Rule 144 of the Securities Act of 1933, as amended (“Rule 144”), a “shell company” is defined as a company that has no or nominal operations; and, either no or nominal assets; assets consisting solely of cash and cash equivalents; or assets consisting of any amount of cash and cash equivalents and nominal other assets.  As such, we are a “shell company” pursuant to Rule 144, and as such, sales of our securities pursuant to Rule 144 are not able to be made until 1) we have ceased to be a “shell company; 2) we are subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and have filed all of our required periodic reports for the previous one year period prior to any sale; and a period of at least twelve months has elapsed from the date “Form 10 information” has been filed with the Commission reflecting the Company’s status as a non-“shell company.”  Because none of our securities can be sold pursuant to Rule 144, until at least a year after we cease to be a “shell company”, any non-registered securities we issue will have no liquidity and will in fact be ineligible to be resold until and unless such securities are registered with the Commission and/or until a year after we cease to be a “shell company” and have complied with the other requirements of Rule 144, as described above.

Assuming we cease to be a “shell company” and at least a year has passed since we filed “Form 10 information” with the Commission and we otherwise meet the requirements of Rule 144, of which there can be no assurance, and assuming we remain a non-reporting company, under Rule 144 a person (or persons whose shares are aggregated) who is not deemed to have been our affiliate at any time during the 90 days preceding a sale, and who owns shares within the definition of “restricted securities” under Rule 144 under the Securities Act that were purchased from us (or any affiliate) at least one year previously, would be entitled to sell such shares under Rule 144 without restrictions.  A person who may be deemed our affiliate, who owns shares that were purchased from us (or any affiliate) at least one year previously, is entitled to sell within any three-month period a number of shares that does not exceed 1% of the then outstanding Common Stock.  Sales by affiliates are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about us.

If the Company should cease to be a “shell company” and should become a “reporting company,” the conditions applicable to the resale of securities under Rule 144 are different.  If we become a reporting company, a person (or persons whose shares are aggregated) who owns shares that were purchased from us (or any affiliate) at least six months previously,  would be entitled to sell such shares without restrictions other than the availability of current public information about us.  A person who may be deemed our affiliate, who owns shares that were purchased from us (or any affiliate) at least six months previously would be entitled to sell his shares if he complies with the volume limitations, manner of sale provisions, public information requirements and notice requirements discussed above.  A person who is not deemed to have been our affiliate at any time during the 90 days preceding a sale, and who owns restricted securities that were purchased from us (or any affiliate) at least one year previously, would be entitled to sell such shares under Rule 144 without restrictions.

PLAN OF DISTRIBUTION AND SELLING STOCKHOLDERS

This Prospectus relates to the resale of 110,003 shares of common stock by the selling stockholders. The table below sets forth information with respect to the resale of shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of common stock by the selling stockholders for shares currently outstanding. Except as described in footnotes below, none of the selling stockholders have had a material relationship with us since our inception.

Selling Stockholders:

Shareholder	Date Shares Acquired (1)	Common Stock Beneficially Owned Before Resale	Amount Offered	Shares Beneficially Owned After Resale (2)
Alexander VanDeWalle	April 2009	6,667	6,667	-
Andrew Vasquez	January 2009	1,667	1,667	-
Artemio Roman	June 2009	1,667	1,667	-
Arturo Barraza	April 2009	1,667	1,667	-
Brett Tice	January 2009	13,333	13,333	-
Christina Colmenero	April 2009	1,667	1,667	-
Claude Roznovak	January 2009	13,333	13,333	-
Donald Maler	April 2009	1,667	1,667	-
Douglas Jones	May 2009	1,667	1,667	-
Eduardo Munoz	January 2009	1,667	1,667	-
Enelida Carbajal	April 2009	3,333	3,333	-
Grant Jameson	May 2009	1,666	1,666	-
James Etheridge	June 2009	1,667	1,667	-
John Moseley	March 2009	1,666	1,666	-
John Nance	April 2009	6,667	6,667	-
John Shipley	May 2009	1,667	1,667	-
Julian Roman	April 2009	1,667	1,667	-
Julie Hale	April 2009	1,667	1,667	-
Justin McKinney	March 2009	1,667	1,667	-
Kristopher Kuehn	March 2009	1,667	1,667	-
Laura Chavez	April 2009	1,667	1,667	-
Leila Romero	March 2009	1,666	1,666	-
Lily Chavez	April 2009	1,667	1,667	-
Matthew Mena	January 2009	3,333	3,333	-
Michael Hale	January 2009	13,333	13,333	-
Omar Roman	June 2009	1,667	1,667	-
Paul Guerrero	April 2009	1,667	1,667	-
Pedro Gomez	April 2009	3,333	3,333	-
Pilar Colmenero	April 2009	1,667	1,667	-
Robert Mena	March 2009	1,667	1,667	-
Sergio Sierra	April 2009	1,666	1,666	-
Sherry Jameson	May 2009	1,667	1,667	-
Sue Kim	June 2009	1,667	1,667	-
Taek Han Yun	April 2009	3,333	3,333	-
Victoria Cannon	June 2009	1,667	1,667	-
	Totals	110,003	110,003	-

(1) All shares were purchased from the Company at $0.15 per share pursuant to Private Placements pursuant to an exemption from registration provided by Rule 506 of Regulation D.

(2) Assuming the sale of all shares registered herein.

Upon the effectiveness of this Registration Statement, the 10,000,000 outstanding shares of common stock not registered herein will be subject to the resale provisions of Rule 144. The 110,003 remaining shares offered by the selling stockholders pursuant to this Prospectus may be sold by one or more of the following methods, without limitation:

o	ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

o	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

o	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

o	an exchange distribution in accordance with the rules of the applicable exchange;

o	privately-negotiated transactions;

o	broker-dealers may agree with the Selling Security Holders to sell a specified number of such shares at a stipulated price per share;

o	a combination of any such methods of sale; and

o	any other method permitted pursuant to applicable law.

The Selling Security Holders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this Prospectus.

The Selling Security Holders may pledge their shares to their brokers under the margin provisions of customer agreements. If a Selling Security Holder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

We have advised the Selling Security Holders that the anti-manipulation provisions of Regulation M under the Securities Exchange Act of 1934, as amended, will apply to purchases and sales of shares of common stock by the Selling Security Holders. Additionally, there are restrictions on market-making activities by persons engaged in the distribution of the shares. The Selling Security Holders have agreed that neither them nor their agents will bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while they are distributing shares covered by this Prospectus.

Accordingly, the Selling Security Holders are not permitted to cover short sales by purchasing shares while the distribution is taking place. We will advise the Selling Security Holders that if a particular offer of common stock is to be made on terms materially different from the information set forth in this Plan of Distribution, then a post-effective amendment to the accompanying Registration Statement must be filed with the Securities and Exchange Commission.

Broker-dealers engaged by the Selling Security Holders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Security Holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. It is not expected that these commissions and discounts will exceed what is customary in the types of transactions involved.

The Selling Security Holders may be deemed to be an "underwriter" within the meaning of the Securities Act in connection with such sales. Therefore, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

MARKET FOR COMMON EQUITY
AND RELATED STOCKHOLDER MATTERS

No established public trading market exists for our common stock and the Company’s common stock has never been quoted on any market or exchange.  Except for this offering, there is no common stock that is being, or has been proposed to be, publicly offered. As of October 12, 2010, there were 10,110,003 shares of common stock outstanding, held by approximately 38 shareholders of record.

ADDITIONAL INFORMATION

Our fiscal year ends on August 31. We plan to furnish our shareholders annual reports containing audited financial statements and other appropriate reports, where applicable. In addition, we file annual, quarterly, and current reports, and other information with the SEC, where applicable. You may read and copy any reports, statements, or other information we file at the SEC's public reference room at 100 F. Street, N.E., Washington D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC's Internet site at http\\www.sec.gov.

You should read this Prospectus and any Prospectus supplement together with the Registration Statement and the exhibits filed with or incorporated by reference into the Registration Statement. The information contained in this Prospectus speaks only as of its date unless the information specifically indicates that another date applies.

We have not authorized any person to give any information or to make any representations that differ from, or add to, the information discussed in this Prospectus. Therefore, if anyone gives you different or additional information, you should not rely on it.

No finder, dealer, sales person or other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by our Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation

LEGAL MATTERS

Certain legal matters with respect to the issuance of shares of common stock offered hereby will be passed upon by The Loev Law Firm, PC, Bellaire, Texas.  David M. Loev, the manager of The Loev Law Firm, PC, beneficially owns 1,000,000 shares of our common stock.

FINANCIAL STATEMENTS

The Financial Statements included below are stated in U.S. dollars and are prepared in accordance with U.S. Generally Accepted Accounting Principles. The following financial statements pertaining to Restaurant Concepts of America Inc. are filed as part of this Prospectus.

Table of Contents to Financial Statements

Unaudited Financial Statements:	Page

Balance Sheets as of May 31, 2010 and August 31, 2009	F-2

Statements of Operations for the Three and Nine Months Ended May 31, 2010 and the Period From August 1, 2008 (Inception) Through May 31, 2010	F-3

Statements of Cash Flows for the Nine Months Ended May 31, 2010 and the Period From August 1, 2008 (Inception) Through May 31, 2010	F-4

N Notes to Financial Statements	F-5

Audited Financial Statements

RESTAURANT CONCEPTS OF AMERICA INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS

	May 31,	August 31,
	2010	2009
	(unaudited)
ASSETS
Current assets
Cash	$90	$2,338

Total current assets	90	2,338

Total assets	$90	$2,338

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
Accounts payable and accrued expenses	$48,478	$20,292
Advances from Shareholders	20,550	10,150

Total current liabilities	69,028	30,442

Total liabilities	69,028	30,442

Commitments
STOCKHOLDERS' DEFICIT
Preferred stock, $.001 par value, 10,000,000 shares authorized,
0 shares issued and outstanding	-	-
Common stock, $.001 par value, 100,000,000 shares authorized,
10,110,003 shares issued and outstanding	10,110	10,110
Additional paid in capital	23,891	16,391
Deficit accumulated during the development stage	(102,939)	(54,605)
Total stockholders' deficit	(68,938)	(28,104)

Total liabilities and stockholders' deficit	$90	$2,338

See accompanying notes to financial statements

RESTAURANT CONCEPTS OF AMERICA INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS
FOR THE THREE AND NINE MONTHS ENDED MAY 31, 2010 AND 2009
AND THE PERIOD FROM AUGUST 1, 2008 (INCEPTION) THROUGH MAY 31, 2010
(UNAUDITED)

	Nine Months Ended		Three Months Ended		Inception Through
	May 31		May 31		May 31
	2010	2009	2010	2009	2010

Operating expenses
General and administrative	$48,334	$22,394	$8,408	$13,912	$107,939

Loss from operations	(48,334)	(22,394)	(8,408)	(13,912)	(107,939)

Other income
Other income	-	-	-	-	5,000

Net loss	$(48,334)	$(22,394)	$(8,408)	$(13,912)	$(102,939)

Net loss per share:
Basic and diluted	$(0.01)	$(0.00)	$(0.00)	$(0.00)

Weighted average shares outstanding:
Basic and diluted	10,110,003	10,000,000	10,110,003	10,000,000

See accompanying notes to financial statements

RESTAURANT CONCEPTS OF AMERICA INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED MAY 31, 2010 AND 2009
AND THE PERIOD FROM AUGUST 1, 2008 (INCEPTION) THROUGH MAY 31, 2010
(UNAUDITED)

	Nine Months Ended		Inception Through
	May 31		May 31
	2010	2009	2010

CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(48,334)	$(22,394)	$(102,939)
Adjustments to reconcile net loss to net cash used in operating activities:
Common stock issued for services	7,500	-	17,500
Changes in:
Accounts payable and accrued expenses	28,186	2,975	48,478
NET CASH USED IN OPERATING ACTIVITIES	(12,648)	(19,419)	(36,961)

FINANCING ACTIVITIES:
Proceeds from sales of common stock	-	12,750	16,501
Proceeds from shareholder loan	10,400	10,150	20,550
NET CASH PROVIDED FROM FINANCING ACTIVITIES	10,400	22,900	37,051

NET INCREASE(DECREASE) IN CASH	(2,248)	3,481	90
Cash, beginning of period	2,338	-	-
Cash, end of period	$90	$3,481	$90

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$-	$-	$-
Income taxes paid	$-	$-	$-

See accompanying notes to financial statements

RESTAURANT CONCEPTS OF AMERICA INC.
NOTES TO FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 1 - BASIS OF PRESENTATION

The  accompanying  unaudited  interim  financial  statements of Restaurant Concepts of America  Inc. (the "Company")  have been prepared in accordance with accounting principles  generally  accepted in the United States of America and the rules of the  Securities  and  Exchange  Commission  ("SEC"),   and  should  be  read  in conjunction with the audited financial statements and notes thereto contained in Restaurant Concepts of America Inc.’s  latest report filed with the SEC in its Form 10-K for the year ended August 31, 2009. In the opinion of management,  all  adjustments,  consisting of normal  recurring  adjustments, necessary  for a fair  presentation  of  financial  position  and the results of operations for the interim  periods  presented have been reflected  herein.  The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year.  Notes to the  financial  statements which would  substantially  duplicate  the  disclosure  contained in the audited financial statements for the fiscal year ended August 31, 2009, as reported in the Form 10-K, have been omitted.

The Company has evaluated subsequent events for recognition or disclosure through the date these financial statements were issued.

NOTE 2 – LOAN PAYABLE – RELATED PARTY

The Company entered into a promissory note with the President/CEO of the Company, David Cho, for ten thousand one hundred fifty US dollars ($10,150) dated October 7, 2008.  The note and accrued interest at eight percent (8%) per annum is due and payable on October 7, 2009, and is unsecured.  This note was not paid on October 7, 2009 and has been extended by the President/CEO until October 7, 2010.

The Company entered into a promissory note with the President/CEO of the Company, David Cho for an additional five thousand US dollars ($5,000) dated December 21, 2009.  The note and accrued interest at eight percent (8%) per annum is due and payable on December 21, 2010, and is unsecured.

The Company entered into a promissory note with the President/CEO of the Company, David Cho for an additional three thousand US dollars ($3,000) dated March 17, 2010.  The note and accrued interest at eight percent (8%) per annum is due and payable on March 17, 2011, and is unsecured.

The Company entered into a promissory note with the President/CEO of the Company, David Cho for an additional one thousand two hundred US dollars ($1,200) dated March 31, 2010.  The note and accrued interest at eight percent (8%) per annum is due and payable on March 31, 2011, and is unsecured.

Also during the period ended May 31, 2010, the President/CEO of the Company advanced another $1,200 which is not yet formalized in a promissory note.

Accrued interest on the notes through May 31, 2010 is $1,615 and is included with accounts payable and accrued expenses in the accompanying financial statements.

NOTE 3 – COMMITMENT

On October 1, 2009, the Company entered into an agreement with a transfer agent, for services to be rendered over a one year term. The agreement required an upfront fee of $7,500, payable within 60 days (not yet paid), and the issuance of $7,500 of restricted common stock (50,000 shares). The Company has recognized the entire $15,000 as expenses in the period ended May 31, 2010.  The amount owed to the transfer agent in cash is included in accounts payable and accrued expenses in the accompanying financial statements. The value of the shares to be issued to the transfer agent have been recorded to additional paid in capital in the accompanying financial statements.  These shares have not been issued to date.  Moving forward the Company anticipates paying the transfer agent $7,500 in cash in lieu of issuing the shares. There are no penalties associated with any failure to issue the shares.

Report of Independent Registered Public Accounting Firm

To the Board of Directors of
Restaurant Concepts of America Inc.
(A Development Stage Company)
Austin, TX

We have audited the accompanying balance sheets of Restaurant Concepts of America Inc. (a development stage company)(the “Company”) as of August 31, 2009 and 2008, and the related statements of operations, stockholders' deficit, and cash flows for the year ended August 31, 2009 and for the periods from August 1, 2008 (inception) through August 31, 2008 and 2009. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Restaurant Concepts of America Inc. as of August 31, 2009 and 2008, and the results of its operations and its cash flows for the year ended August 31, 2009, and for the periods from August 1, 2008 (inception) through August 31, 2008 and 2009 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 3 to the financial statements, the Company's absence of significant revenues, loss from operations, and its need for additional financing in order to fund its projected loss in 2010 raise substantial doubt about its ability to continue as a going concern. The 2009 financial statements do not include any adjustments that might result from the outcome of this uncertainty.

LBB & Associates Ltd., LLP
Houston, Texas
December 9, 2009

RESTAURANT CONCEPTS OF AMERICA INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS

	August 31,	August 31,
	2009	2008
ASSETS
Current assets
Cash	$2,338	$-

Total current assets	2,338	-

Total assets	$2,338	$-

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
Accounts payable and accrued expenses	$20,292	$10,300
Loan from Stockholders	10,150	-

Total current liabilities	30,442	10,300

Total liabilities	30,442	10,300

STOCKHOLDERS' DEFICIT
Preferred stock, $.001 par value, 10,000,000 shares authorized, 0 shares issued, and outstanding	-	-
Common stock, $.001 par value, 100,000,000 shares authorized,
10,110,003 and 10,000,000 shares issued and outstanding as of August 31, 2009 and 2008, respectively	10,110	10,000
Additional paid in capital	16,391	-
Deficit accumulated during the development stage	(54,605)	(20,300)
Total stockholders' deficit	(28,104)	(10,300)

Total liabilities and stockholders' deficit	$2,338	$-

See accompanying notes to financial statements

RESTAURANT CONCEPTS OF AMERICA INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED AUGUST 31, 2009
AND THE PERIODS FROM AUGUST 1, 2008 (INCEPTION)
THROUGH AUGUST 31, 2008 AND 2009

		Inception	Inception
	Year Ended	Through	Through
	August 31,	August 31,	August 31,
	2009	2008	2009
Operating expenses
General and administrative	$39,305	$20,300	$59,605

Net loss from operations	(39,305)	(20,300)	(59,605)

Other income
Other income	5,000	-	5,000

Net loss	$(34,305)	$(20,300)	$(54,605)

Net loss per share:
Basic and diluted	$(0.00)	$(0.00)

Weighted average shares outstanding:
Basic and diluted	10,045,630	10,000,000

See accompanying notes to financial statements

RESTAURANT CONCEPTS OF AMERICA INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS
FOR THE YEAR ENDED AUGUST 31, 3009
AND THE PERIODS FROM AUGUST 1, 2008 (INCEPTION)
THROUGH AUGUST 31, 2008 AND 2009
		Inception	Inception
	Year Ended	Through	Through
	August 31,	August 31,	August 31,
	2009	2008	2009

CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(34,305)	$(20,300)	$(54,605)
Adjustment to reconcile net loss to net cash used
in operating activities
Common stock issued for services	-	10,000	10,000
Changes in:
Accounts payable and accrued expenses	9,992	10,300	20,292
NET CASH USED IN OPERATING ACTIVITIES	(24,313)	-	(24,313)

FINANCING ACTIVITIES:
Common stock issued for cash	16,501	-	16,501
Proceeds from shareholder loan	10,150	-	10,150
NET CASH PROVIDED FROM FINANCING ACTIVITIES	26,651	-	26,651

NET INCREASE IN CASH	2,338	-	2,338
Cash, beginning of period	-	-	-
Cash, end of period	$2,338	$-	$2,338

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$-	$-	$-
Income taxes paid	$-	$-	$-

See accompanying notes to financial statements

RESTAURANT CONCEPTS OF AMERICA INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF STOCKHOLDERS’ DEFICIT
FOR THE PERIOD AUGUST 1, 2008 (INCEPTION) THROUGH AUGUST 31, 2009

				Deficit
			Additional	Accumulated	Total
	Common Stock		Paid-in	During the	Stockholders'
	Shares	Amount	Capital	Development Stage	Deficit

Balance at August 1, 2008	-	$-	$-	$-	$-

Shares issued to founders for services	10,000,000	10,000	-	-	10,000

Net Loss				(20,300)	(20,300)

Balance at August 31, 2008	10,000,000	10,000	-	(20,300)	(10,300)

Common stock issued for cash	110,003	110	16,391		16,501

Net Loss				(34,305)	(34,305)

Balance at August 31, 2009	10,110,003	$10,110	$16,391	$(54,605)	$(28,104)

See accompanying notes to financial statements

RESTAURANT CONCEPTS OF AMERICA INC.
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND BUSINESS

Restaurant Concepts of America Inc (the “Company” or “the Corporation”) is a development stage company.  The Company was incorporated under the laws of the State of Nevada on August 1, 2008.

The Company was formed for the purpose of specializing in the development and expansion of proven independent restaurant concepts into multi-unit locations through corporate owned stores, licensing, and franchising opportunities. There are compelling opportunities in the restaurant industry to acquire proven independent restaurant concepts and expand through the opening of corporate owned stores offering franchise opportunities.  The Company envisions that there will be acquisition opportunities in the sandwich, bakery-cafe, quick, casual dining and family dining segments of the restaurant industry.  The Company will also consider consulting opportunities that relate to the proven restaurant concepts.

The Company’s fiscal year end is August 31.

NOTE 2 – SUMMARY OF ACCOUNTING POLICIES

Development Stage Policy

The Company complies with the Financial Accounting Standards Board Statement no. 7 “Accounting and Reporting by Development Stage Enterprises” in its characterization of the Company as a development stage enterprise.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the balance sheet.  Actual results could differ from those estimates.

Revenue Recognition

Revenue from restaurant sales is recognized when food and beverage products are sold. Revenues from the sales of franchises are recognized as income when substantially all of our material obligations under the franchise agreement have been performed. Continuing royalties, which are a percentage of net sales of franchised restaurants, are accrued as income when earned. Sales taxes collected from customers and remitted to governmental authorities are presented on a net basis within net sales.

Basic Loss Per Share

Basic loss per share has been calculated based on the weighted average number of shares of common stock outstanding during the period.

Share-Based Payment

The Company accounts for employee and non-employee stock awards under SFAS 123(R), whereby equity instruments issued to employees for services are recorded based on the fair value of the instrument issued and those issued to non-employees are recorded based on the fair value of the consideration received or the fair value of the equity instrument, whichever is more reliably measurable.

Income Taxes

The Company has adopted Statement of Financial Accounting Standards No. 109 (“SFAS 109”), “Accounting for Income Taxes”. This standard requires the use of an asset and liability approach for financial accounting, and reporting on income taxes. If it is more likely then not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized.

The asset and liability approach is used to account for income taxes by recognizing deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities.  The Company records a valuation allowance to reduce any deferred tax assets to the amount that is more likely than not to be realized.

Fair Value of Financial Instruments

The amounts reported in the balance sheets for cash, and accounts payable are short-term in nature and their carrying values approximate fair values.

Recent Accounting Pronouncements

During the year ended August 31, 2009 and subsequently, the Financial Accounting Standards Board (“FASB”) has issued a number of financial accounting standards, none of which did or are expected to have a material impact on the Company’s results of operations, financial position, or cash flows, with the exception of:

New Accounting Pronouncements (Adopted)

SFAS No. 157.    In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (“SFAS No. 157”). This statement defines fair value, establishes a framework for measuring fair value in GAAP, and expands disclosures about fair value measurements, but does not require any new fair value measurements. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. In February 2008, the FASB issued FASB Staff Position, or FSP, No. FAS 157-2, Effective Date of FASB Statement No. 157 (“FSP FAS 157-2”), which delayed the effective date of SFAS No. 157 for certain nonfinancial assets and liabilities to fiscal years beginning after November 15, 2008, and interim periods within those fiscal years. We adopted SFAS No. 157 for the Company’s financial assets and liabilities in the first quarter of fiscal 2009, and provisions for nonfinancial assets and liabilities in the first quarter of fiscal 2010, which did not result in recognition of a transaction adjustment to retained earnings or have a material impact on our financial condition, results of operations or cash flows.

SFAS No. 165.    In May 2009, the FASB issued SFAS No. 165, Subsequent Events (“SFAS No. 165”). This statement provides guidance to establish general standards of accounting for and disclosure of events that occur after the balance sheet date but before the financial statements are issued or are available to be issued. This statement is effective for interim or fiscal periods ending after June 15, 2009, and is applied prospectively. We adopted SFAS No. 165 in the year ended August 31, 2009; this adoption did not have any impact on our financial condition, results of operations or cash flows.

New Accounting Pronouncements (Not yet adopted)

SFAS No. 168.    In June 2009, the FASB issued SFAS No. 168, The FASB Accounting Standards Codification and the Hierarchy of Generally of Generally Accepted Accounting Principles — a Replacement of FASB Statement No. 162 (“SFAS No. 168”). SFAS No. 168 establishes the FASB Accounting Standards Codification as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with GAAP. SFAS No. 168 is effective for financial statements issued for interim and annual periods ending after September 15, 2009. We do not expect the adoption of SFAS No. 168 will have a material impact on our financial condition, results of operations or cash flows.

NOTE 3 – FINANCIAL CONDITION AND GOING CONCERN

For the period ended August 31, 2009, the Company incurred a net loss of $34,305, and had a working capital deficit of $28,104.  Because of the current period loss, the Company will require additional working capital to develop and/or renew its business operations.

The Company intends to raise additional working capital either through private placements, public offerings and/or bank financing.

There are no assurances that the Company will be able to either (1) achieve a level of revenues adequate to generate sufficient cash flow from operations; or (2) obtain additional financing through either private placement, public offerings and/or bank financing necessary to support the Company’s working capital requirements.  To the extent that funds generated from any private placements, public offerings and/or bank financing are insufficient to support the Company’s working capital requirements, the Company will have to raise additional working capital from additional financing.  No assurance can be given that additional financing will be available, or if available, will be on terms acceptable to the Company.  If adequate working capital is not available, the Company may not renew or continue its operations.

These conditions raise substantial doubt about the Company’s ability to continue as a going concern.  The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 4 - CAPITAL STOCK

The Company’s authorized capital stock consists of 100,000,000 shares of common stock, with a par value of $0.001 per share and 10,000,000 shares of blank check preferred stock with a par value of $0.001 per share.

During the months of January through August 2009 the Company raised $16,501 from a private placement of 110,003 common shares at $.15 per share.

NOTE 5 – INCOME TAXES

Current tax laws limit the amount of loss available to be offset against future taxable income when a substantial change in ownership occurs. Therefore, the amount available to offset future taxable income may be limited. The provision for income taxes differs from the result which would be obtained by applying the statutory income tax rate of 34% to income before income taxes due to the change in valuation allowance.  The valuation allowance increased $12,000 during 2009.

At August 31, 2009 and 2008, deferred tax assets consisted of the following:

	2009	2008
Deferred tax assets
Net operating losses	$19,000	$7,000
Less: valuation allowance	(19,000)	(7,000)

Net deferred tax asset	$-	$-

At August 31, 2009 the Company had an unused net operating loss carry-forward approximating $54,600 that is available to offset future taxable income; the loss carry-forward will start to expire in 2029.

NOTE 6 – RELATED PARTY TRANSACTIONS

The Company entered into a promissory note with the President/CEO of the Company, David Cho, for ten thousand one hundred fifty US dollars ($10,150) dated October 7, 2008.  The note and accrued interest at eight percent (8%) per annum was due and payable on October 7, 2009 and is unsecured.  This note was not paid on October 7, 2009 and has been extended by the President/CEO until October 7, 2010.

NOTE 7 – CONSULTING AGREEMENTS

The Company entered into a consulting agreement with Restaurant Growth Partners on August 4, 2009.  The term of the agreement is for a 3 month period and may be extended based on the mutual consent of both parties.  The Company received a $5,000 non-refundable retainer fee which is included in other income.

NOTE 8 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events for disclosure or recognition through the date of the financial statements that were available to be issued on December 9, 2009.

On October 1, 2009, the Company entered into an agreement with a transfer agent to provide future services for twelve months.  The Company is required to pay $7,500 up front and issue $7,500 of common stock to the transfer agent (50,000 shares of common stock).  The Company agreed to register these shares in any future registrations statements filed by the Company.  There are no penalties associated with the agreement if registration does not occur.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until ninety (90) Days after the later of (1) the effective date of the registration statement or (2) the first date on which the securities are offered publicly, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a Prospectus.  This is in addition to the dealers’ obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the expenses in connection with this Registration Statement. All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

Description	Amount to be Paid

Filing Fee - Securities and Exchange Commission	$0.92
Attorney's fees and expenses	20,000	.00*
Accountant's fees and expenses	10,000	.00*
Transfer agent's and registrar fees and expenses	1,000	.00*
Printing and engraving expenses	1,000	.00*
Miscellaneous expenses	500	.00*

Total	$32,500	.92*

* Estimated

ITEM 14.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

See Indemnification of Directors and Officers above.

ITEM 15.   RECENT SALES OF UNREGISTERED SECURITIES

In August 2008, in connection with the Company’s formation, we issued an aggregate of 10,000,000 shares of our common stock at par value, including 5,500,000 shares to David Cho, our President, Chief Executive Officer, and Director in connection with his services to us as President, Chief Executive Officer, and Director, 3,500,000 shares to Pete Wainscott, our Director, in consideration for his services to us as our Director and 1,000,000 shares to our legal counsel, David M. Loev, in consideration with services rendered in connection with our formation. We claim an exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended since the foregoing issuances did not involve a public offering, the recipients took the shares for investment and not resale and we took appropriate measures to restrict transfer.  No underwriters or agents were involved in the foregoing issuances and we paid no underwriting discounts or commissions.

In January 2009, in connection with an offering of up to $150,000 or 1,000,000 shares of the Company’s common stock at a price of $0.15 per share (the “Offering”), the Company sold an aggregate of 46,666 shares of common stock to six investors for aggregate consideration of $7,000.  The Company claims an exemption provided by Rule 506 of Regulation D of the Securities Act of 1933, as amended.

From March through June 2009, in connection with the Offering, the Company sold an aggregate of 63,337 shares of common stock to nineteen investors for aggregate consideration of $9,501.  The Company claims an exemption provided by Rule 506 of Regulation D of the Securities Act of 1933, as amended.

In October 2009, we entered into an agreement with Island Stock Transfer (“Island”) to serve as the Company’s Transfer Agent.  In connection with the agreement, we agreed to pay Island $7,500 and to issue Island 50,000 shares of our restricted common stock.  Island subsequently agreed to the payment of $7,500 in lieu of the issuance of the 50,000 shares.

ITEM 16. EXHIBITS

Exhibit Number	Description of Exhibit

Exhibit 3.1(1)	Articles of Incorporation

Exhibit 3.2(1)	Bylaws

Exhibit 5.1*	Opinion and consent of The Loev Law Firm, PC re: the legality of the shares being registered

Exhibit 10.1(1)	Promissory Note with David Cho ($10,150 - October 7, 2008)

Exhibit 10.2(2)	Consulting Agreement with Restaurant Growth Partners

Exhibit 10.3(3)	Amendment to Promissory Note with David Cho

Exhibit 10.4(4)	Promissory Note with David Cho ($5,000 - December 31, 2009)

Exhibit 10.5(5)	Promissory Note with David Cho ($3,000 – March 17, 2010)

Exhibit 10.6(5)	Promissory Note with David Cho ($1,200 – March 31, 2010)

Exhibit 10.7*	Amended and Restated Promissory Note with David Cho

Exhibit 10.8*	Promissory Note with David Cho ($1,200 - April 5, 2010)

Exhibit 23.1*	Consent of LBB & Associates Ltd., LLP

Exhibit 23.2*	Consent of The Loev Law Firm, PC (included in Exhibit 5.1)

*   Attached hereto.

(1) Filed as exhibits to the Company’s Form S-1 Registration Statement filed with the Commission on July 10, 2009, and incorporated herein by reference.

(2) Filed as an exhibit to the Company’s Form S-1/A Registration Statement filed with the Commission on September 4, 2009, and incorporated herein by reference.

(3) Filed as an exhibit to the Company’s Annual Report on Form 10-K, filed with the Commission on December 15, 2009, and incorporated herein by reference.

(4) Filed as an exhibit to the Company’s Quarterly Report on Form 10-Q, filed with the Commission on January 19, 2010, and incorporated herein by reference.

(5) Filed as an exhibit to the Company’s Quarterly Report on Form 10-Q, filed with the Commission on April 19, 2010, and incorporated herein by reference.

ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post effective amendment to this Registration Statement:

(a)	To include any Prospectus required by Section 10(a)(3) of the Securities Act;

(b)
To reflect in the Prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and rise represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(c)
To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material changes to such information in the Registration Statement.

2.
For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3.	To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

5.	That, for the purpose of determining liability under the Securities Act:

Each Prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than Prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or Prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or Prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing on Form S-1 and authorized this Registration Statement to be signed on its behalf by the undersigned in the City of Austin, Texas, on October 19, 2010 .

RESTAURANT CONCEPTS OF AMERICA INC.

By: /s/ David Cho
David Cho
Chief Executive Officer
(Principal Executive Officer and
Principal Accounting Officer),
President, Treasurer and Director

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

/s/ David Cho
David Cho
Chief Executive Officer
(Principal Executive Officer and
Principal Accounting Officer),
President, Treasurer and Director

October 19, 2010

/s/ Pete Wainscott
Pete Wainscott
Director

October 19, 2010